================================================================================

                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

                                  $800,000,000

                                CREDIT AGREEMENT

                                      among

                               FLUOR CORPORATION,
                                  as Borrower,

                                  BNP PARIBAS,
                   as Administrative Agent and Issuing Lender,

                  BANK OF AMERICA, N.A. AND CITICORP USA, INC.,
                            as Co-Syndication Agents,

                                       and

                            THE LENDERS PARTY HERETO

                                  July 28, 2004

        BANC OF AMERICA SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC. AND
                       BNP PARIBAS SECURITIES CORPORATION,
                             as Joint Lead Arrangers

================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                                                      1

  SECTION 1.01. Definitions.............................................................................   1
  SECTION 1.02. Other Definitional Provisions...........................................................  15

ARTICLE II REVOLVING ADVANCES AND LETTERS OF CREDIT                                                       15

  SECTION 2.01. Revolving Advances......................................................................  15
  SECTION 2.02. Making the Revolving Advances...........................................................  16
  SECTION 2.03. Repayment of Revolving Advances.........................................................  17
  SECTION 2.04. Prepayments of Revolving Advances; Voluntary Termination or Reduction of Commitments....  17
  SECTION 2.05. Interest on Revolving Advances..........................................................  19
  SECTION 2.06. Conversion and Continuation of Revolving Advances.......................................  22
  SECTION 2.07. Issuance of Letters of Credit...........................................................  22
  SECTION 2.08. Participations in Letters of Credit.....................................................  24
  SECTION 2.09. Reimbursement in Respect of Letters of Credit...........................................  24
  SECTION 2.10. Disbursement Procedures for Letters of Credit; Reporting................................  26
  SECTION 2.11. Interest on LC Disbursements and Reimbursement of Other Amounts.........................  27
  SECTION 2.12. Cash Collateralization..................................................................  27
  SECTION 2.13. Maturity Date...........................................................................  29
  SECTION 2.14. General Provisions as to Payments.......................................................  29
  SECTION 2.15. Computation of Interest and Fees........................................................  30
  SECTION 2.16. Taxes; Net Payments.....................................................................  30
  SECTION 2.17. Increased Costs.........................................................................  31
  SECTION 2.18. Illegality..............................................................................  33
  SECTION 2.19. Fees....................................................................................  33
  SECTION 2.20. Evidence of Debt........................................................................  34
  SECTION 2.21. Use of Proceeds.........................................................................  35

ARTICLE III CONDITIONS PRECEDENT                                                                          35

  SECTION 3.01. Closing Date............................................................................  35
  SECTION 3.02. Conditions to All Revolving Advances and Letters of Credit..............................  36

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                                                 37

  SECTION 4.01. Corporate Existence and Power...........................................................  37
  SECTION 4.02. Corporate and Governmental Authorization; Contravention.................................  38
  SECTION 4.03. Binding Effect..........................................................................  38
  SECTION 4.04. Financial Information...................................................................  38
  SECTION 4.05. Litigation..............................................................................  38
  SECTION 4.06. Compliance with ERISA...................................................................  38
  SECTION 4.07. Taxes...................................................................................  39
  SECTION 4.08. Material Subsidiaries...................................................................  39
  SECTION 4.09. Not an Investment Company...............................................................  39
  SECTION 4.10. Business of the Borrower; Use of Proceeds...............................................  39
  SECTION 4.11. No Misleading Statements................................................................  39
  SECTION 4.12. Environmental Matters...................................................................  40

  SECTION 4.13. No Default..............................................................................  40

ARTICLE V COVENANTS                                                                                       40

  SECTION 5.01. Information.............................................................................  40
  SECTION 5.02. Payment of Obligations..................................................................  42
  SECTION 5.03. Maintenance of Property; Insurance......................................................  43
  SECTION 5.04. Conduct of Business and Maintenance of Existence........................................  43
  SECTION 5.05. Compliance with Laws....................................................................  43
  SECTION 5.06. Keeping of Records; Inspection of Property, Books and Records...........................  44
  SECTION 5.07. Debt....................................................................................  44
  SECTION 5.08. Negative Pledge.........................................................................  44
  SECTION 5.09. Consolidations, Mergers and Sales of Assets.............................................  45
  SECTION 5.10. Payment of Taxes, Etc...................................................................  45
  SECTION 5.11. Pari-passu Obligations..................................................................  45
  SECTION 5.12. Further Assurances......................................................................  46

ARTICLE VI DEFAULTS                                                                                       46

  SECTION 6.01. Events of Default.......................................................................  46
  SECTION 6.02. Remedies................................................................................  48

ARTICLE VII THE ADMINISTRATIVE AGENT                                                                      49

  SECTION 7.01. Appointment and Authorization...........................................................  49
  SECTION 7.02. Administrative Agent and Affiliates.....................................................  49
  SECTION 7.03. Reliance by Administrative Agent........................................................  49
  SECTION 7.04. Delegation of Duties....................................................................  50
  SECTION 7.05. Liability of Administrative Agent.......................................................  50
  SECTION 7.06. Indemnification.........................................................................  51
  SECTION 7.07. Credit Decision.........................................................................  51
  SECTION 7.08. Successor Administrative Agent..........................................................  51
  SECTION 7.09. Agent With Respect to Cash Collateral Accounts..........................................  52
  SECTION 7.10. No Other Duties, etc....................................................................  52

ARTICLE VIII MISCELLANEOUS                                                                                52

  SECTION 8.01. Notices.................................................................................  52
  SECTION 8.02. No Waivers..............................................................................  53
  SECTION 8.03. Expenses; Taxes; Indemnification........................................................  53
  SECTION 8.04. Sharing of Set-Offs.....................................................................  55
  SECTION 8.05. Amendments and Waivers..................................................................  55
  SECTION 8.06. Successors and Assigns..................................................................  56
  SECTION 8.07. Collateral..............................................................................  58
  SECTION 8.08. California Law..........................................................................  58
  SECTION 8.09. Counterparts; Effectiveness.............................................................  58
  SECTION 8.10. Confidentiality.........................................................................  58
  SECTION 8.11. Captions................................................................................  58
  SECTION 8.12. Severability............................................................................  59
  SECTION 8.13. Integration.............................................................................  59
  SECTION 8.14. Consent to Jurisdiction.................................................................  59
  SECTION 8.15. Service of Process......................................................................  59

  SECTION 8.16. No Limitation on Service or Suit........................................................  59
  SECTION 8.17. WAIVER OF TRIAL BY JURY.................................................................  60
  SECTION 8.18. Usury Savings Clause....................................................................  60
  SECTION 8.19. Judgment Currency.......................................................................  60
  SECTION 8.20. USA PATRIOT Act.........................................................................  61

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A         FORM OF OPINION OF COUNSEL FOR THE BORROWER
EXHIBIT B         FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT C         FORM OF CERTIFICATE OF SECRETARY TO THE BORROWER
EXHIBIT D         FORM OF NOTICE OF REVOLVING BORROWING
EXHIBIT E         FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT F         FORM OF REVOLVING NOTE

SCHEDULE 1.01(a)  LENDERS AND COMMITMENTS
SCHEDULE 1.01(b)  EXISTING LETTERS OF CREDIT
SCHEDULE 5.08     EXISTING LIENS

                                CREDIT AGREEMENT

      CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of July 28, 2004 among FLUOR CORPORATION, a Delaware corporation (the "Borrower"), the LENDERS party hereto from time to time, BNP PARIBAS ("BNPP"), as Administrative Agent and an Issuing Lender, and BANK OF AMERICA, N.A. ("Bank of America") and CITICORP USA, INC., as Co-Syndication Agents.

      WHEREAS, the Borrower has requested that the Lenders provide the Borrower with certain credit facilities, and the Lenders are willing to do so on the terms and conditions set forth herein;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Definitions.

      The following terms, as used herein, have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Administrative Agent" means BNPP or any successor to BNPP in its capacity as Administrative Agent.

      "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Credit Parties.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

      "Applicable Commitment Fee Rate" means, on any date, the applicable rate set forth below, based upon the Rating applicable on such date:

                                               APPLICABLE COMMITMENT
      RATING CATEGORY                                FEE RATE
----------------------------                         --------
CATEGORY 1                                        9.0 basis points

    A2 or higher by Moody's

CATEGORY 2                                       11.0 basis points

    A3 by Moody's

CATEGORY 3                                       14.0 basis points

    Baa1 by Moody's

CATEGORY 4                                       17.5 basis points

    Baa2 or lower by Moody's

      For purposes of the foregoing, (i) if the Rating shall be changed (other than as a result of a change in the rating system of Moody's), such change shall be effective as of the date on which such change is first announced by Moody's,
(ii) if Moody's shall not have in effect a Rating, then, unless clause (iii) or
(iv) below is applicable, the Applicable Commitment Fee Rate will be determined by reference to Category 4, (iii) if Moody's shall not have in effect a Rating (other than because Moody's shall no longer be in the business of rating corporate debt obligations and otherwise not as a result of any action, omission or performance by or of the Borrower or any of its Subsidiaries or other assets), then, for a period of 90 days following the date of any such cessation, the Applicable Commitment Fee Rate will be determined by reference to Category 3, and during such 90-day period the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect the non-availability of a Rating, and (iv) if the rating system of Moody's shall change, or if Moody's shall cease to be in the business of rating corporate debt obligations, then, for a period of 90 days following the date of any such change or cessation, the Applicable Commitment Fee Rate will be determined by reference to the Category applicable immediately prior to such change or cessation, and during such 90-day period the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of a Rating; provided that, if at the expiration of any 90-day period referred to clause
(iii) or (iv) above such amendments have not been effected, the Applicable Commitment Fee Rate will be determined by reference to Category 4 from the date following the expiration of such 90-day period until the date such amendments become effective. Each change in the Applicable Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitments. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

      "Applicable Performance LC Rate" means, on any date, the applicable rate set forth below, based upon the Rating applicable on such date:

                                                 APPLICABLE PERFORMANCE
      RATING CATEGORY                                   LC RATE
----------------------------                            -------
CATEGORY 1                                         26.25 basis points

    A2 or higher by Moody's

CATEGORY 2                                         40.0 basis points

    A3 by Moody's

CATEGORY 3                                         52.5 basis points

    Baa1 by Moody's

CATEGORY 4                                         75.0 basis points

    Baa2 or lower by Moody's

      For purposes of the foregoing, (i) if the Rating shall be changed (other than as a result of a change in the rating system of Moody's), such change shall be effective as of the date on which such change is first announced by Moody's,
(ii) if Moody's shall not have in effect a Rating, then, unless clause (iii) or
(iv) below is applicable, the Applicable Performance LC Rate will be determined by reference to Category 4, (iii) if Moody's shall not have in effect a Rating (other than because Moody's shall no longer be in the business of rating corporate debt obligations and otherwise not as a result of any action, omission or performance by or of the Borrower or any of its Subsidiaries or other assets), then, for a period of 90 days following the date of any such cessation, the Applicable Performance LC Rate will be determined by reference to Category 3, and during such 90-day period the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect the non-availability of a Rating, and (iv) if the rating system of Moody's shall change, or if Moody's shall cease to be in the business of rating corporate debt obligations, then, for a period of 90 days following the date of any such change or cessation, the Applicable Performance LC Rate will be determined by reference to the Category applicable immediately prior to such change or cessation, and during such 90-day period the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of a Rating; provided that, if at the expiration of any 90-day period referred to clause
(iii) or (iv) above such amendments have not been effected, the Applicable Performance LC Rate will be determined by reference to Category 4 from the date following the expiration of such 90-day period until the date such amendments become effective. Each change in the Applicable Performance LC Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

      "Applicable Rate" means, on any date, the applicable rate set forth below, based upon the Rating applicable on such date:

                                                           APPLICABLE RATE
                                          -------------------------------------------------
                                             UTILIZATION                    UTILIZATION
                                           PERCENTAGE LESS                PERCENTAGE 50.0%
      RATING CATEGORY                        THAN 50.0%                       OR MORE
----------------------------              -----------------              ------------------
CATEGORY 1                                32.5 basis points              35.0 basis points

    A2 or higher by Moody's

CATEGORY 2                                45.0 basis points              50.0 basis points

    A3 by Moody's

CATEGORY 3                                55.0 basis points              70.0 basis points

    Baa1 by Moody's

CATEGORY 4                                70.0 basis points              85.0 basis points

    Baa2 or lower by Moody's

      For purposes of the foregoing, (i) if the Rating shall be changed (other than as a result of a change in the rating system of Moody's), such change shall be effective as of the date on which such change is first announced by Moody's,
(ii) if Moody's shall not have in effect a Rating, then, unless clause (iii) or
(iv) below is applicable, the Applicable Rate will be determined by reference to Category 4, (iii) if Moody's shall not have in effect a Rating (other than because Moody's shall no longer be in the business of rating corporate debt obligations and otherwise not as a result of any action, omission or performance by or of the Borrower or any of its Subsidiaries or other assets), then, for a period of 90 days following the date of any such cessation, the Applicable Rate will be determined by reference to Category 3, and during such 90-day period the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect the non-availability of a Rating, and (iv) if the rating system of Moody's shall change, or if Moody's shall cease to be in the business of rating corporate debt obligations, then, for a period of 90 days following the date of any such change or cessation, the Applicable Rate will be determined by reference to the Category applicable immediately prior to such change or cessation, and during such 90-day period the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the non-availability of a Rating; provided that, if at the expiration of any 90-day period referred to clause (iii) or (iv) above such amendments have not been effected, the Applicable Rate will be determined by reference to Category 4 from the date following the expiration of such 90-day period until the date such amendments become effective. Each change in the Applicable Rate or Utilization Percentage, as applicable, shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

      "Application" means a letter of credit application in the standard form thereof required by the applicable Issuing Lender for the issuance of letters of credit generally.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Assignment and Assumption Agreement" means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.06(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

      "Backing Letter of Credit" has the meaning set forth in Section 2.07(b) of this Agreement.

      "Bank of America" has the meaning set forth in the preamble to this Agreement.

      "Base Rate" means, for any day, a rate per annum equal to the higher of:

            (a) the prime commercial lending rate of interest established by BNPP in New York, New York from time to time as its prime rate; and

            (b) the sum of one-half of one-percent (1/2%) plus the Federal Funds Rate for such day.

      "Base Rate Revolving Advance" means a Revolving Advance that bears interest as provided in Section 2.05(a).

      "BNPP" has the meaning set forth in the preamble to this Agreement.

      "BNPPSC" means BNP Paribas Securities Corporation and its successors.

      "Borrower" has the meaning set forth in the preamble to this Agreement.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the States of California or New York are authorized or required by law, regulation or executive order to close; provided, however, that when used in connection with a Eurodollar Rate Revolving Advance, the term "Business Day" does not include any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

      "Closing Date" means July 28, 2004.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "Commitment" means any Tranche 1 Commitment or any Tranche 2 Commitment, as the context requires, and "Commitments" means the Tranche 1 Commitments and the Tranche 2 Commitments, collectively.

      "Commitment Termination Date" means the earlier to occur of (i) that date which is five years after the Closing Date and (ii) the date on which all Commitments terminate in accordance with the provisions of this Agreement.

      "Computation Date" has the meaning specified in Section 2.12(b).

      "Consolidated Debt" means at any date the total Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

      "Consolidated Subsidiary" means any Subsidiary or other entity the accounts of which, at any date, would be, in accordance with GAAP, consolidated with those of the Borrower in its consolidated financial statements as of such date.

      "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date in accordance with GAAP. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b) or 414(c) of the Code.

      "Co-Syndication Agents" means Bank of America, N.A. and Citicorp USA, Inc. in their capacities as co-syndication agents, and their successors in such capacities.

      "Credit Party" means each of the Administrative Agent, each Issuing Lender, each Lender and their respective successors and assigns, and "Credit Parties" means all such Persons, collectively.

      "Debt" of any Person means at any date, without duplication, (i) all indebtedness of such Person for borrowed money which would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheets, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (except for notes relating to self insurance programs of such Person and/or its Subsidiaries which are not classified as current liabilities of such Person or any of its Subsidiaries) which would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheets, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and foreign exchange transactions,
(iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, which obligations or any portion thereof may, in accordance with their terms, become due on or before the Maturity Date, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Debt Guaranteed by such Person, and (ix) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements).

      "Debt Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Debt Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Debt Guarantee" used as a verb has a corresponding meaning.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Dollar Equivalent" means, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of the relevant Foreign Currency by the Administrative Agent (in accordance with normal banking procedures) at the spot exchange rate therefor at about 12:00 noon (San Francisco time) on such date of determination.

      "Dollars" or "$" refers to lawful money of the United States of America.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

      "Escalating LC" means each Letter of Credit that, by its terms or the terms of the Application related thereto, provides for one or more increases in the stated amount thereof.

      "euro" means the single currency of participating member states of the European Union.

      "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Rate" means, for any Interest Rate Determination Date with respect to any Eurodollar Rate Revolving Advances for any Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) (a) the rate per annum determined by the Administrative Agent by reference to the British Bankers' Association Interest Settlement Rates for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates), or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by BNPP for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Revolving Advance of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

      "Eurodollar Rate Revolving Advance" has the meaning set forth in Section 2.05(b).

      "Eurodollar Rate Reserve Percentage" means, with respect to any Interest Period for any Eurodollar Rate Revolving Advance, the reserve percentage applicable on the Interest Rate Determination Date under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Revolving Advances is determined) having a term equal to such Interest Period.

      "Event of Default" has the meaning set forth in Section 6.01.

      "Excess" has the meaning set forth in Section 2.12(b).

      "Exchange Equivalent" means, at any time for the determination thereof, with respect to any amount (the "Original Amount") of Dollars, the amount of any relevant Foreign Currency which would be required to buy the Original Amount of Dollars by the Administrative Agent (in accordance with normal banking procedures) at the spot exchange rate therefor at about 12:00 noon (San Francisco time) on such date of determination.

      "Existing Credit Facilities" means (i) that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2003, among the Borrower, BNPP, as Administrative Agent and Issuing Bank, and the lenders party thereto, as amended, supplemented, restated or otherwise modified, (ii) that certain $135,000,000 5-Year Credit Agreement, dated as of November 30,

2000, among the Borrower, Citicorp USA, Inc., as Administrative Agent, Bank of America, N.A. as Syndication Agent, The Fuji Bank Limited and Deutsche Bank AG as Managing Agents, and the lenders party thereto, as amended, supplemented, restated or otherwise modified, and (iii) that certain $165,000,000 364 Day Credit Agreement, dated as of November 30, 2000, among the Borrower as Borrower, Citicorp USA, Inc. as Administrative Agent, Bank of America, N.A. as Syndication Agent, The Fuji Bank Limited and Deutsche Bank AG as Managing Agents, and the lenders party thereto, as amended, supplemented, restated or otherwise modified.

      "Existing Letter of Credit" means each of the letters of credit described by date of issuance, amount, beneficiary and the date of expiry on Schedule 1.01(b) hereto.

      "Expiration Date" has the meaning set forth in Section 2.07(b).

      "Federal Funds Rate" means, for any day (the "accrual date"), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the accrual date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the accrual date is not a Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to BNPP on the accrual date (or next preceding Business Day) on such transactions as determined by the Administrative Agent.

      "Fee Letter" means that certain letter agreement among BNPP, BNPPSC and the Borrower dated as of June 21, 2004, as the same may be amended from time to time.

      "Financial Letter of Credit" has the meaning set forth in Section 2.07(b) of this Agreement.

      "Foreign Currency" means Pounds Sterling, Euro, Japanese Yen, Australian Dollar, New Zealand Dollar, Mexican Peso, Canadian Dollar, Chilean Peso, Singapore Dollar, Chinese Yuan and/or any other currency acceptable to the applicable Issuing Lender, as the context requires.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.04(a).

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

      "Industry Standards" has the meaning specified in Section 5.03(b).

      "Interest Period" has the meaning specified in Section 2.05(b).

      "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

      "Interest Type" refers to the distinction between Revolving Advances bearing interest at the Base Rate and Revolving Advances bearing interest at the Eurodollar Rate.

      "ISP 98" means, with respect to any Letter of Credit, International Standby Practices, International Chamber of Commerce Publication No. 590 (ISP
98) (or such later version thereof as may be in effect at the time of issuance).

      "Issuing Lender" means each of BNPP and Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and their respective successors and, with the consent of the Administrative Agent and at the request of the Borrower, any other Lender (and its successors) that agrees to be an Issuing Lender hereunder, in its capacity as issuer of one or more Letters of Credit hereunder, and the term "Issuing Lenders" means all such Persons, collectively.

      "Joint Lead Arranger" means each of Banc of America Securities LLC, Citigroup Global Markets Inc. and BNPPSC, along with their respective successors in such capacities, and "Joint Lead Arrangers" means all such Persons, collectively.

      "Joint Venture" means any joint venture, partnership or other minority-owned entity (other than a Subsidiary) in which the Borrower or any of its Subsidiaries owns an interest.

      "LC Disbursement" means a payment made by any Issuing Lender pursuant to a Letter of Credit.

      "LC Exposure" means at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit at such time (provided that, with respect to any Escalating LC, other than for purposes of calculating the Utilization Percentage, such available amount shall equal the maximum amount (after giving effect to all possible increases) available to be drawn under such Escalating
LC) plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Tranche 2 Commitment Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" means each Person listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption Agreement (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement) and their successors and assigns.

      "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office), or such office as may be set forth as a Lending Office of a Lender in any Assignment and Assumption Agreement accepted by the Administrative Agent pursuant to Section 7.06(b), or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.

      "Letter of Credit" means (a) a standby letter of credit denominated in Dollars or in a Foreign Currency issued under the Tranche 2 Commitment pursuant to this Agreement for the account of the Borrower or, to the extent permitted hereunder, for the account of a Subsidiary, which letter of credit is in a form reasonably acceptable to the applicable Issuing Lender, and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time, in each case in accordance with this Agreement.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Loan Documents" means this Agreement, each Application, each Letter of Credit, the Fee Letter, any security or collateral documents or promissory notes to be delivered thereunder and any other documents or certificates to be delivered thereunder or in connection therewith and all amendments thereto and substitutions and replacements therefor and modifications thereof.

      "Material Adverse Change" means any material and adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Subsidiaries (taken as a whole) since December 31, 2003 which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

      "Material Plan" has the meaning set forth in Section 6.01(i).

      "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

      "Maturity Date" has the meaning set forth in Section 2.13.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit E attached hereto.

      "Notice of Revolving Borrowing" means a notice substantially in the form of Exhibit D attached hereto.

      "Obligations" means the collective reference to all obligations and liabilities of the Borrower to the Credit Parties (including, without limitation, the reimbursement obligations payable hereunder and all other obligations and liabilities of the Borrower in respect of any Letter of Credit and any Revolving Advance and interest thereon as provided for herein, and interest accruing at the then applicable rate provided in this Agreement after the maturity of such obligations and liabilities and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any promissory note or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Issuing Lenders or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

      "Patriot Act" has the meaning set forth in Section 8.20.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Performance Letter of Credit" has the meaning set forth in Section 2.07(b) of this Agreement.

      "Permitted Investments" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing no more than one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing no more than one year after such date or overnight bank deposits, in each case issued, accepted by or of any Lender, or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has its assets invested primarily and continuously in the types of investments referred to in clauses
(i) and (iv) above, and (b) has net assets of not less than $500,000,000.

      "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any Subsidiary for employees of the Borrower or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Rating" means the non-credit-enhanced, senior unsecured long-term debt rating of the Borrower established by Moody's.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having more than 50% of the aggregate Commitments of all the Lenders or, if the commitment of each Lender to make Revolving Advances and the obligation of the Issuing Lenders to issue Letters of Credit hereunder have been terminated pursuant to Section 6.02, Lenders holding in the aggregate more than 50% of the aggregate outstanding amount of all Revolving Advances and all LC Exposure (with the aggregate amount of each Lender's risk participation in LC Exposure being deemed "held" by such Lender for purposes of this definition).

      "Revolving Advance" means any Tranche 1 Revolving Advance or any Tranche 2 Revolving Advance, as applicable.

      "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Advances of the same Interest Type and, in the case of Eurodollar Rate Revolving Advances, having the same Interest Period, made by the Lenders pursuant to Section 2.01.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Taxes" has the meaning set forth in Section 2.16(a).

      "Total Commitment Amount" means the sum of the Tranche 1 Maximum Amount and the Tranche 2 Maximum Amount, which as of the Closing Date is $800,000,000, as such amount may be adjusted or reduced from time to time pursuant to the terms and conditions hereof.

      "Tranche 1 Commitment" means at any time, for any Lender, the amount set forth opposite such Lender's name on Schedule 1.01(a) hereto under the heading "Tranche 1 Commitment" or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as such amount may be adjusted or reduced from time to time pursuant to the terms and conditions hereof. The aggregate amount of the Tranche 1 Commitments as of the Closing Date is $300,000,000 (as such amount may be adjusted or reduced from time to time pursuant to the terms and conditions hereof, the "Tranche 1 Maximum Amount").

      "Tranche 1 Commitment Percentage" means on any day, and as to any Lender, the quotient of (i) such Lender's Tranche 1 Commitment on such day, divided by
(ii) the Tranche 1 Commitments of all Lenders on such day.

      "Tranche 1 Revolving Advance" has the meaning set forth in Section
2.01(a).

      "Tranche 2 Commitment" means at any time, for any Lender, the amount set forth opposite such Lender's name on Schedule 1.01(a) hereto under the heading "Tranche 2 Commitment" or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as such amount may be adjusted or reduced from time to time pursuant to the terms and conditions hereof. The aggregate amount of the Tranche 2 Commitments as of the Closing Date is $500,000,000 (as such amount may be adjusted or reduced from time to time pursuant to the terms and conditions hereof, the "Tranche 2 Maximum Amount").

      "Tranche 2 Commitment Percentage" means on any day, and as to any Lender, the quotient of (i) such Lender's Tranche 2 Commitment on such day, divided by
(ii) the Tranche 2 Commitments of all Lenders on such day.

      "Tranche 2 Revolving Advance" has the meaning set forth in Section
2.01(b).

      "UCC" means the Uniform Commercial Code as in effect from time to time under the laws of the State of California.

      "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Unused Tranche 1 Commitment" means, with respect to any Lender at any time, (a) such Lender's Tranche 1 Commitment at such time, minus (b) the aggregate principal amount of all Tranche 1 Revolving Advances of such Lender outstanding at such time.

      "Unused Tranche 2 Commitment" means, with respect to any Lender at any time, (a) such Lender's Tranche 2 Commitment at such time, minus (b) the sum of
(i) the aggregate principal amount of all Tranche 2 Revolving Advances of such Lender outstanding at such time, plus (ii) such Lender's LC Exposure outstanding at such time.

      "Utilization" means, on any date, the sum of (i) the aggregate principal amount of all Revolving Advances outstanding at such time, plus (ii) the total LC Exposure outstanding at such time.

      "Utilization Percentage" means, on any date, the quotient of (i) the Utilization on such date, divided by (ii) the aggregate Commitments of all Lenders on such date.

      SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

            (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.

            (d) The word "or" shall not be exclusive; "may not" is prohibitive and not permissive.

            (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

            (f) Unless specifically provided in a Loan Document to the contrary, references to time shall refer to San Francisco time.

                                   ARTICLE II

                    REVOLVING ADVANCES AND LETTERS OF CREDIT

      SECTION 2.01. Revolving Advances. (a) Subject to the terms and conditions set forth herein, each Lender with a Tranche 1 Commitment severally agrees to make advances in Dollars (each a "Tranche 1 Revolving Advance") to the Borrower from time to time on any Business Day from the Closing Date to but excluding the Commitment Termination Date, in an amount for each such Tranche 1 Revolving Advance not to exceed such Lender's Unused Tranche 1 Commitment on such Business Day; provided that at no time shall the aggregate outstanding principal amount of the Tranche 1 Revolving Advances of all of the Lenders exceed the Tranche 1 Maximum Amount.

            (b) Subject to the terms and conditions set forth herein, each Lender with a Tranche 2 Commitment severally agrees to make advances in Dollars (each a "Tranche 2 Revolving Advance") to the Borrower from time to time on any Business Day from the Closing Date to but excluding the Commitment Termination Date, in an amount for each such Tranche 2 Revolving Advance not to exceed such Lender's Unused Tranche 2 Commitment on such Business Day; provided that at no time shall the aggregate outstanding principal amount of the Tranche 2 Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the

Dollar Equivalent thereof (calculated as of the date of the requested Tranche 2 Revolving Advance and any other applicable date of determination)) of all of the Lenders exceed the Tranche 2 Maximum Amount; provided, further, that at no time shall the aggregate outstanding principal amount of the Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the Dollar Equivalent thereof (calculated as of the date of the requested Tranche 2 Revolving Advance and any other applicable date of determination)) of all of the Lenders exceed the Total Commitment Amount.

            (c) Each Revolving Borrowing shall be in an aggregate amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Advances made by the Lenders ratably according to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.04 and reborrow under this
Section 2.01.

      SECTION 2.02. Making the Revolving Advances.

            (a) Each Revolving Advance. Each Revolving Borrowing shall be made in Dollars on notice received by the Administrative Agent from the Borrower (pursuant to a Notice of Revolving Borrowing) not later than 10:00 a.m. (San Francisco time): (i) on the Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Base Rate Revolving Advances, and (ii) on the third Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Eurodollar Rate Revolving Advances. Each such Notice of Revolving Borrowing shall be irrevocable upon receipt by the Administrative Agent and, in the case of any Revolving Borrowing for Eurodollar Rate Revolving Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such Notice of Revolving Borrowing the applicable conditions set forth in this Section 2.02 or Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as a part of such Revolving Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.

            (b) Revolving Advances by Lenders. If the Administrative Agent receives a Notice of Revolving Borrowing, the Administrative Agent shall promptly (and in any event not later than 1:00 p.m. (San Francisco time) on the Business Day prior to the date of such Revolving Borrowing or, if such Revolving Borrowing consists of Eurodollar Rate Revolving Advances, the third Business Day prior to the date of such Revolving Borrowing) give each Lender notice of such Notice of Revolving Borrowing. Each Lender shall, before 11:30 a.m. (San Francisco time) on the date of such Revolving Borrowing in the case of any Revolving Borrowing to be made on such date, make available for the account of its Lending Office to the Administrative Agent such Lender's ratable portion of such Revolving Borrowing by depositing immediately available funds in Dollars in the Administrative Agent's Account. Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such ratable portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with the terms hereof and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent makes such ratable portion available to the Borrower, such Lender and the Borrower, without prejudice to any rights or remedies that the Borrower may have against such Lender, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of the Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the Revolving Advances comprising such Revolving Borrowing, and (B) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender's Revolving Advance as part of the relevant Revolving Borrowing for purposes of this Agreement and, to the extent that the Borrower previously paid such amount to the Administrative Agent, the Administrative Agent will refund to the Borrower such amount so paid, but without interest.

            (c) Disbursement of Revolving Advances. Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make funds for any Revolving Borrowing available to the Borrower by crediting such amount to the account designated by the Borrower in the applicable Notice of Revolving Borrowing, subject to the Administrative Agent's receipt of funds from the Lenders, and provided that, in the case of a Tranche 2 Revolving Advance, the Administrative Agent shall first make a portion of such funds equal to any outstanding LC Disbursement under any Letter of Credit, and any interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Lender for reimbursement of such LC Disbursement and payment of such interest.

            (d) Nature of Lenders' Obligations. The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Revolving Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Revolving Borrowing.

      SECTION 2.03. Repayment of Revolving Advances. The Borrower shall repay to each Lender (in accordance with the provisions of Section 2.14(a)) on the Commitment Termination Date the aggregate principal amount of all Revolving Advances owing to such Lender outstanding on the Commitment Termination Date.

      SECTION 2.04. Prepayments of Revolving Advances; Voluntary Termination or Reduction of Commitments.

            (a) Optional Prepayments. The Borrower may, upon prior notice to the Administrative Agent (which shall be given not later than 10:00 a.m. (San Francisco time) on the day of prepayment in the case of prepayment of Revolving Advances which consist of Base Rate Revolving Advances and three Business Days in advance in the case of prepayment of Revolving Advances which are Eurodollar Rate Revolving Advances) stating the proposed date and aggregate principal amount of the prepayment and, in the case of Revolving Advances, the Interest Type of Revolving Advances to be prepaid (and if such notice is given the Borrower shall), prepay in whole or in part the outstanding principal of Revolving Advances of such Interest Type, together with, in the case of any prepayment of Eurodollar Rate Revolving Advances, interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Eurodollar Rate Revolving Advances prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 8.03(d)); provided, however, that each partial prepayment of Revolving Advances shall be in an aggregate principal amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Interest Payable on Amounts Prepaid. All prepayments under this
Section 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            (c) Application of Prepayments. Prepayments of the Revolving Advances made pursuant to this Section 2.04 shall be first applied to prepay LC Disbursements then outstanding until such LC Disbursements are paid in full, and second applied to prepay Revolving Advances then outstanding comprising part of the same Revolving Borrowings until such Revolving Advances are paid in full. The amount remaining (if any) after the prepayment in full of the Revolving Advances then outstanding may, provided no Default shall have occurred and be continuing, be returned to the Borrower.

            (d) Voluntary Termination or Reduction of Tranche 1 Commitments. The Borrower may, upon notice to the Administrative Agent, irrevocably terminate the unused Tranche 1 Commitments, or from time to time permanently reduce the unused Tranche 1 Commitments and reduce, accordingly, the Tranche 1 Maximum Amount and the Total Commitment Amount; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. (San Francisco time) five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Tranche 1 Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate outstanding principal amount of the Tranche 1 Revolving Advances of all of the Lenders would exceed the aggregate Tranche 1 Commitments, and (iv) the Borrower shall simultaneously with such termination or reduction of Tranche 1 Commitments make a voluntary prepayment pursuant to Section 2.04(a) such as to comply with the requirement of clause (iii) of this Section 2.04(d). The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Tranche 1 Commitments. Any reduction of the Tranche 1 Commitments shall be applied to the Tranche 1 Commitment of each Lender according to its Tranche 1 Commitment Percentage. All fees accrued in respect of the Tranche 1 Commitments until the effective date of any termination or reduction of the Tranche 1 Commitments shall be paid on the effective date of such termination or reduction, as applicable.

            (e) Voluntary Termination or Reduction of Tranche 2 Commitments. The Borrower may, upon notice to the Administrative Agent and the Issuing Lenders, irrevocably terminate the unused Tranche 2 Commitments, or from time to time permanently reduce the unused Tranche 2 Commitments and reduce, accordingly, the Tranche 2 Maximum Amount and the Total Commitment Amount; provided that (i) any such notice shall be received by the Administrative Agent and the Issuing Lenders not later than 11:00 a.m. (San Francisco time) five

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

Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Tranche 2 Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the sum of the aggregate LC Exposure (or the Dollar Equivalent thereof) plus the aggregate outstanding principal amount of the Tranche 2 Revolving Advances of all of the Lenders would exceed the aggregate Tranche 2 Commitments, and (iv) the Borrower shall simultaneously with such termination or reduction of Tranche 2 Commitments make a voluntary prepayment pursuant to Section 2.04(a) such as to comply with the requirement of clause (iii) of this Section 2.04(e). The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Tranche 2 Commitments. Any reduction of the Tranche 2 Commitments shall be applied to the Tranche 2 Commitment of each Lender according to its Tranche 2 Commitment Percentage. All fees accrued in respect of the Tranche 2 Commitments until the effective date of any termination or reduction of the Tranche 2 Commitments shall be paid on the effective date of such termination or reduction, as applicable.

      SECTION 2.05. Interest on Revolving Advances. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance from the date of such Revolving Advance until such principal is paid in full at the applicable rate set forth below.

            (a) Interest on Base Rate Revolving Advances. Except to the extent that the Borrower shall elect to pay interest on all or any part of any Revolving Advance made or to be made to the Borrower under Section 2.01 for any Interest Period pursuant to paragraphs (b) and (c) of this Section 2.05 and except as otherwise provided in this Agreement, the Borrower shall pay interest on the unpaid principal amount of each Revolving Advance, from the date of such Revolving Advance until such principal amount is paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the date such Revolving Advance shall be paid in full, at a fluctuating interest rate per annum equal, subject to Section 2.05(d), to the Base Rate in effect from time to time.

            (b) Interest Periods for Eurodollar Rate Revolving Advances. The Borrower may, pursuant to Section 2.05(c), elect to have the interest on the principal amount of all or any portion of any Revolving Advances made or to be made to the Borrower under Section 2.01, in each case ratably according to the respective outstanding principal amounts of Revolving Advances owing to each Lender (each such principal amount owing to a Lender as to which such election has been made being a "Eurodollar Rate Revolving Advance" owing to such Lender), determined and payable for a specified period (an "Interest Period" for such Eurodollar Rate Revolving Advance) in accordance with paragraph (c) below, provided, however, that the Borrower may not (i) make any such election with respect to any LC Disbursements, or (ii) have more than ten Eurodollar Rate Revolving Advances owing to any Lender outstanding at any one time. Each Interest Period shall be one, two, three, six or (if available to all Lenders) nine or twelve months, at the Borrower's election pursuant to paragraph (c) below; provided, however, that:

            (i) the first day of an Interest Period for any Eurodollar Rate Revolving Advance shall be either the last day of any then current Interest Period for such Revolving

Advance or, if there shall be no then current Interest Period for such Revolving Advance, any Business Day;

            (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following month, the last day of such Interest Period shall occur on the next preceding Business Day;

            (iii) whenever the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months of such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

            (iv) no Interest Period shall extend beyond the Commitment Termination Date.

            (c) Interest on Eurodollar Rate Revolving Advances. The Borrower may from time to time, on the condition that no Default or Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.05(b) and 2.05(e), elect to pay interest on all or any portion of any Revolving Advances during any Interest Period therefor at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period for such Revolving Advances plus the Applicable Rate in effect from time to time, by notice, specifying the amount of the Revolving Advances as to which such election is made (which amount shall aggregate at least $3,000,000 or any multiple of $1,000,000 in excess thereof) and the first day and duration of such Interest Period, received by the Administrative Agent before 10:00 a.m. (San Francisco time) three Business Days prior to the first day of such Interest Period. If the Borrower has made such election for Eurodollar Rate Revolving Advances for any Interest Period, the Borrower shall pay interest on the unpaid principal amount of such Eurodollar Rate Revolving Advances during such Interest Period, payable in arrears on the last day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three-month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.05(d), to the sum of the Eurodollar Rate for such Interest Period for such Eurodollar Rate Revolving Advances plus the Applicable Rate in effect from time to time during such Interest Period. On the last day of each Interest Period for any Eurodollar Rate Revolving Advance, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Revolving Advance, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05(c). Each notice by the Borrower under this
Section 2.05(c) shall be irrevocable upon receipt by the Administrative Agent, and the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified by such notice the applicable conditions set forth in this
Section 2.05(c) or Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any such Eurodollar Rate Revolving Advance when such Eurodollar Rate Revolving Advance, as a result of such failure, is not made or does not become effective.

            (d) Default Interest. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue (i) on any Revolving Advance then outstanding at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to such Revolving Advance (which, for the avoidance of doubt, shall include the Applicable Rate); provided that, in the case of any Eurodollar Rate Revolving Advance, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Revolving Advance shall thereupon become a Base Rate Revolving Advance and shall thereafter bear interest at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Revolving Advances, (ii) with respect to letter of credit fees payable under Section 2.19(b), at a rate which is 2% per annum in excess of the rate otherwise payable under this Agreement, and (iii) to the fullest extent permitted by law and except as otherwise provided in Section 2.11, on any overdue principal, interest or other amounts payable hereunder at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Revolving Advances. Such interest shall be payable upon demand. Payment or acceptance of the increased rates of interest provided for in this Section 2.05(d) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Lender or any other Credit Party.

            (e) Suspension of Eurodollar Rate Revolving Advances.

            (i) Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Revolving Advances or to continue to fund or maintain Eurodollar Rate Revolving Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Revolving Advance will automatically, upon such demand, convert into a Base Rate Revolving Advance, and (ii) the obligation of the Lenders to make, or to convert Revolving Advances into, Eurodollar Rate Revolving Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

            (ii) Other Circumstances. If, with respect to any Eurodollar Rate Revolving Advances, (A) the Administrative Agent shall determine in good faith (which determination shall be conclusive) that the Eurodollar Rate cannot be determined in accordance with the definition thereof, or (B) Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Revolving Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Revolving Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Revolving Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Advance and (ii) the obligation of the Lenders to make, or to convert Revolving Advances into, Eurodollar Rate Revolving Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (f) Suspension on Event of Default. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Revolving Advance will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Advance and (ii) the obligation of the Lenders to make, or to convert Revolving Advances into, Eurodollar Rate Revolving Advances shall be suspended.

            (g) Maximum Rate. Notwithstanding the foregoing provisions of this
Section 2.05, in no event shall the rate of interest payable by Borrower to any Lender with respect to any Obligations exceed the maximum rate of interest permitted to be charged by such Lender under applicable law.

      SECTION 2.06. Conversion and Continuation of Revolving Advances.

            (a) Optional. So long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option: (i) to convert at any time all or any part of any Revolving Advance equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount from one Interest Type comprising the same Revolving Borrowing into Revolving Advances of the other Interest Type; provided, a Eurodollar Rate Revolving Advance may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Revolving Advance unless the Borrower shall pay all amounts due under
Section 8.03(d) in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Revolving Advance, to continue all or any portion of such Revolving Advance equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Revolving Advance. The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 10:00 a.m. (San Francisco time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Revolving Advance) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Revolving Advance). Except as otherwise provided herein, a Notice of Conversion/Continuation for conversion to, or continuation of, any Eurodollar Rate Revolving Advances shall be irrevocable and binding on the Borrower and shall be subject to Section 8.03(d). Each conversion of Revolving Advances comprising part of the same Revolving Borrowing shall be made ratably among the Lenders in accordance with their applicable Commitments.

            (b) Mandatory. On the date on which the aggregate unpaid principal amount of Eurodollar Rate Revolving Advances comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Revolving Advances shall automatically convert into Base Rate Revolving Advances.

      SECTION 2.07. Issuance of Letters of Credit

            (a) Letter of Credit Request. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of, and the Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 2.08 hereof, agrees to issue Letters of Credit for the account of the Borrower, for the account of the Borrower on behalf of, or in support of obligations of, any of the Borrower's Subsidiaries or, in the case of Performance Letters of Credit, for the account of the Borrower on behalf of, or in support of obligations of, any Joint Venture, at any time and from time to time during the period from the Closing Date through the date that is seven Business Days prior to the Commitment Termination Date. To request the issuance of a Letter of Credit, the Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, and, in any event, not less than five Business Days prior to such requested date of issuance) a notice requesting the issuance of such Letter of Credit and specifying the date of issuance (which shall be a Business Day), the address of the beneficiary thereof, the amount and currency of such Letter of Credit, the type of such Letter of Credit (Performance Letter of Credit, Backing Letter of Credit or Financial Letter of Credit) and such other information as shall be necessary to prepare such Letter of Credit (and the Administrative Agent shall promptly provide notice to each Lender of each issuance of a Letter of Credit hereunder). Notwithstanding anything to the contrary contained herein, no Issuing Lender shall issue any Letter of Credit if, after giving effect to such issuance: (i) the aggregate LC Exposure (or the Dollar Equivalent thereof) plus the aggregate outstanding principal amount of the Tranche 2 Revolving Advances of all of the Lenders shall exceed the Tranche 2 Maximum Amount or (ii) the aggregate LC Exposure (or the Dollar Equivalent thereof) plus the aggregate outstanding principal amount of the Revolving Advances of all of the Lenders shall exceed the Total Commitment Amount; and the applicable Issuing Lender shall obtain confirmation of the foregoing clauses (i) and (ii) in writing from the Administrative Agent prior to issuing any Letter of Credit hereunder. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. The Borrower's reimbursement obligations in respect of each Existing Letter of Credit, and each Lender's participation obligations in connection therewith, shall be governed by the terms of this Agreement.

            (b) Terms of Letters of Credit. Each Letter of Credit shall expire on an expiry date (such date being the "Expiration Date") not later than the seventh Business Day prior to the Commitment Termination Date. In the event that the applicable Issuing Lender's office is closed on the applicable Expiration Date, such date shall be extended to the next Business Day on which such office is open. Letters of Credit may be issued hereunder as follows: (a) to support the Borrower's, its Subsidiaries' and Joint Ventures' performance under specific project engineering, procurement and construction contracts (each, a "Performance Letter of Credit"), (b) to back bank guarantees issued by other banks to support such performance (each, a "Backing Letter of Credit") so long as the applicable Issuing Lender, in its sole discretion, determines: (i) that such issuance is lawful and such Letters of Credit qualify as independent undertakings for regulatory purposes, and (ii) that such issuance does not violate any terms or provisions of this Agreement, and (c) financial standby Letters of Credit (each, a "Financial Letter of Credit"); provided that all Letters of Credit must qualify as performance-based or financial guarantee-type letters of credits under applicable rules and regulations. Each Letter of Credit shall be denominated in Dollars or in a Foreign Currency. The face amount of any Letter of Credit shall not be less than $100,000 (or the Exchange Equivalent thereof determined as of the date of issuance) or such lesser amount as is acceptable to the applicable Issuing Lender. At no time shall the aggregate outstanding principal amount of the Tranche 2 Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the Dollar Equivalent thereof) of all of the Lenders exceed the Tranche 2 Maximum Amount. The applicable Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) the issuance of such Letter of Credit would violate one or more policies of the applicable Issuing Lender or (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Lender from issuing such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular. In the event of any inconsistency between the terms and conditions of any Application delivered by the Borrower pursuant to Section 3.02 and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. The applicable Issuing Lender will promptly deliver to the Administrative Agent a true and complete copy of each Letter of Credit issued by it hereunder and each amendment thereto.

            (c) Letters of Credit Issued on behalf of Subsidiaries and Joint Ventures. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of the Borrower on behalf of a Subsidiary or a Joint Venture, the Borrower shall be unconditionally obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the applicable Issuing Lender may reasonably request in order to effect fully the purposes of this
Section 2.07(c).

      SECTION 2.08. Participations in Letters of Credit.

      On the Closing Date with respect to each Existing Letter of Credit and upon the issuance of any other Letter of Credit (or upon a Person becoming a Lender hereunder), in each case without any further action on the part of the Issuing Lenders or the Lenders, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Lender, a participation in such Letter of Credit equal to such Lender's Tranche 2 Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Lender, such Lender's Tranche 2 Commitment Percentage of each LC Disbursement made by the applicable Issuing Lender and not reimbursed for any reason by the Borrower on the date due as provided in Section 2.09 hereof, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations and make payments pursuant to this paragraph in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever (other than the issuance of any Letter of Credit in excess of the amounts described in
Section 2.07(a) as of the date of issuance and other than amendments to any Letter of Credit in violation of Section 8.05 to provide for an Expiration Date subsequent to the Commitment Termination Date), including the occurrence and continuance of a Default or such participation or payment exceeding such Lender's Tranche 2 Commitments or the total Tranche 2 Commitments by reason of currency fluctuations, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      SECTION 2.09. Reimbursement in Respect of Letters of Credit.

            (a) Reimbursement Obligations. If any Issuing Lender shall make any LC Disbursement, such Issuing Lender shall notify the Borrower of such LC Disbursement, and the Borrower shall reimburse such Issuing Lender in an amount equal to such LC Disbursement by paying such Issuing Lender in Dollars an amount equal to such LC Disbursement (or the Dollar Equivalent thereof, as applicable):
(i) not later than 12:00 noon (San Francisco time) on the date that such LC Disbursement is made by such Issuing Lender or (ii), if the Borrower shall have received notice of such LC Disbursement later than 12:00 noon (San Francisco time) on any Business Day or on a day that is not a Business Day, not later than 12:00 noon (San Francisco time) on the immediately following Business Day. If the Borrower fails to make such payment under this paragraph at the time specified in the preceding sentence, the applicable Issuing Lender shall notify each Lender and the Administrative Agent of the applicable LC Disbursement, the payment in Dollars then due from the Borrower in respect thereof and such Lender's Tranche 2 Commitment Percentage thereof. The amounts set forth in such notice shall be conclusive absent manifest error. Upon the receipt of such notice, (x) the Borrower shall be deemed to have submitted, as of the date that such LC Disbursement is made, a Notice of Revolving Borrowing (and shall be deemed to have made certifications, representations and warranties set forth therein) for a Tranche 2 Revolving Advance consisting of a Base Rate Revolving Advance in the amount of such LC Disbursement (or the Dollar Equivalent thereof, as applicable), (y) if all terms and conditions set forth herein for making a Tranche 2 Revolving Advance (other than the receipt of a Notice of Revolving Borrowing) shall have been satisfied, such Revolving Advance shall be made as provided in Sections 2.01 and 2.02 except that the amount of such Revolving Advance shall be disbursed to the applicable Issuing Lender and
(z) such Revolving Advance shall be subject to and governed by the terms and conditions hereof. In the event a Revolving Advance is not made as provided in the immediately preceding sentence for any reason (including as a result of any failure to fulfill the applicable conditions set forth in Section 2.02 or
Article III) or any Revolving Advance made pursuant to the immediately preceding sentence is insufficient to reimburse the applicable Issuing Lender for such LC Disbursement in full, each Lender shall forthwith pay to the applicable Issuing Lender in Dollars its Tranche 2 Commitment Percentage of the unreimbursed LC Disbursement. If any amount required to be paid by any Lender in respect of an unreimbursed LC Disbursement pursuant to this Section 2.09 is not made available to the applicable Issuing Lender by such Lender on the date such payment is due (the "due date"), the applicable Issuing Lender shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from the due date at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Promptly following receipt by the applicable Issuing Lender of any payment from the Borrower pursuant to this Section 2.09, to the extent that Lenders have made payments pursuant to this Section 2.09 to reimburse such Issuing Lender, then such Issuing Lender shall distribute such payment received from the Borrower to such Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement shall not constitute a loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. Each Lender acknowledges and agrees that its obligations under this Section 2.09 shall survive the payment by the Borrower of all LC Disbursements and any termination of this Agreement. Without limiting the foregoing, in the event that any reimbursement of an LC Disbursement by the Borrower to any Issuing Lender is required to be repaid to the Borrower (pursuant to a proceeding in bankruptcy or otherwise), then the applicable Issuing Lender shall continue to be entitled to recover from each Lender, on demand, the portion of such repaid amount as shall be determined in accordance with this Section 2.09.

            (b) Obligations Absolute. Subject to the provisions of this Agreement, the Borrower's obligation to reimburse LC Disbursements as provided in Section 2.09(a) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right that the Borrower or any Subsidiary or Affiliate thereof may at any time have against any beneficiary of any Letter of Credit, any Credit Party or any other Person, whether under this Agreement or any other related or unrelated agreement or transaction, or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.09, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. The Lenders, the Issuing Lenders and the Administrative Agent shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each determination relating to the foregoing. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

      SECTION 2.10. Disbursement Procedures for Letters of Credit; Reporting.

            (a) Disbursement Procedures for Letters of Credit. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender or the obligations of the Lenders with respect to any such LC Disbursement.

            (b) Reporting. Each Issuing Lender shall, no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent (and the Administrative Agent shall forward to the Lenders) schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, applicable currency, amount in such currency and Expiration Date for each Letter of Credit issued by such Issuing Lender hereunder and outstanding at any time during such month.

      SECTION 2.11. Interest on LC Disbursements and Reimbursement of Other Amounts.

      In the event the Borrower fails to reimburse any applicable Issuing Lender in full for any LC Disbursement by the time prescribed in Section 2.09(a) and a Revolving Advance is not made as provided in Section 2.09(a) or any Revolving Advance made pursuant to Section 2.09(a) is insufficient to reimburse the applicable Issuing Lender for such LC Disbursement in full, (i) the unpaid or unreimbursed amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at a rate per annum equal to the Base Rate plus 2.0%, and (ii) the Borrower shall also reimburse the applicable Issuing Lender upon demand for any losses incurred by such Issuing Lender in connection with changes in the foreign exchange rates as a result of the Borrower's failure to reimburse such LC Disbursement by the time prescribed in
Section 2.09(a). Interest accrued pursuant to this Section 2.11 shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.09(a) to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.

      SECTION 2.12. Cash Collateralization.

            (a) Deposit of Collateral Upon an Event of Default. If any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Dollar Equivalent of the aggregate LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that (i) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraph (g) or (h) of Section 6.01 and (ii) the Borrower shall be obligated, from time to time and upon demand by the Administrative Agent, to deposit additional amounts into said account in cash in Dollars as necessary to maintain an amount on deposit equal to the Dollar Equivalent of the total aggregate LC Exposure plus any accrued and unpaid fees thereon (as determined at any time).

            (b) Deposit of Collateral for Foreign Exchange Differential. In addition to the foregoing, if on any Computation Date (as defined below): (i) the Dollar Equivalent of aggregate LC Exposure exceeds the Tranche 2 Maximum Amount; or (ii) the outstanding principal amount of Tranche 2 Revolving Advances plus the Dollar Equivalent of aggregate LC Exposure exceeds the Tranche 2 Maximum Amount (any such excess amount, the "Excess") by, in any case, $10,000,000 or more, the Administrative Agent shall provide notice thereof to the Borrower and demand the deposit of cash collateral pursuant to this paragraph. On the Business Day on which the Borrower receives such notice, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the full amount of such Excess; provided that the Borrower shall be obligated, from time to time and upon demand by the Administrative Agent, to deposit additional amounts into said account in cash in Dollars as necessary to maintain an amount on deposit equal to the Excess (as determined at any time). The Administrative Agent shall produce copies of any calculations or reports relating to the foregoing upon written request from the Borrower or any Lender. The Administrative Agent may, and at the instruction of the Required Lenders shall, undertake such calculations at any time; provided that in any event the Administrative Agent shall undertake such calculations at least once per calendar quarter, and the Administrative Agent shall not be required to undertake such calculations more frequently than once per calendar month without its consent. Each day upon or as of which the Administrative Agent undertakes the calculations described above in this Section 2.12(b) is referred to herein as a "Computation Date".

            (c) Cash Collateral Accounts. Each deposit under Section 2.12(a) and 2.12(b) shall be held by the Administrative Agent (subject to Section 7.09) as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If required by the Administrative Agent, the Borrower shall enter into any pledge or security agreement and Uniform Commercial Code financing statement with respect to such cash collateral in favor of the Administrative Agent as the Administrative Agent shall require. Such deposits shall be invested in Permitted Investments selected by the Administrative Agent in its sole discretion. All losses and expenses incurred as a result of such activities shall be for the account of the Borrower. Interest or profits, if any, on such investments shall accumulate in such accounts. Moneys in such accounts may be applied by the Administrative Agent (at its sole discretion) (i) to reimburse each Issuing Lender for LC Disbursements for which it has not been reimbursed; and (ii) to the extent not so applied, may be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or other any Obligations or to cover any losses in respect of any Excess. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and all Defaults are subsequently cured or waived and no Excess is then in existence, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after request therefor by the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of any Excess, and the Administrative Agent shall subsequently determine that the amount of such Excess is equal to or less than the amount on deposit in respect of the existence of such Excess, provided there is no Default then in existence, such excess amount of cash, if greater than $1,000,000 (to the extent not applied as aforesaid), may be returned to the Borrower within three Business Days after request therefor by the Borrower.

            (d) Custody of Cash Collateral. Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or damage to any of the cash collateral or for any diminution in the value thereof by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith. All expenses and liabilities incurred by the Administrative Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Administrative Agent), shall be paid by the Borrower from time to time upon demand.

      SECTION 2.13. Maturity Date.

      Anything in this Agreement to the contrary notwithstanding, each of the Borrower and each Lender shall continue to be bound by all of its obligations hereunder, including without limitation, its obligations under Sections 2.03,
2.08 and 2.09, until such time as all outstanding Revolving Advances have been paid in full, each Letter of Credit has expired and no further Obligation, LC Exposure or Commitment exists (the "Maturity Date").

      SECTION 2.14. General Provisions as to Payments.

            (a) Manner and Time of Payment. The Borrower shall make each payment hereunder (including, without limitation, in respect of the LC Disbursements), and interest thereon, and all fees due in respect of the transactions contemplated by this Agreement in Dollars in Federal or other funds immediately available in San Francisco, to the Administrative Agent at its address referred to in Section 8.01(a). Whenever any such payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or additional compensation. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Any payment made by the Borrower after 12:00 noon (San Francisco time) on any day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding in respect of any Obligations. All payments required to be made by the Borrower hereunder shall be made in Dollars and shall be made without setoff or counterclaim.

            (b) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Obligations hereunder shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Obligations on a date when interest is due and payable with respect to such Obligations) shall be applied to the payment of interest before application to principal.

            (c) Apportionment of Payments. The Administrative Agent will promptly distribute to each Lender its ratable share of each payment received by the Administrative Agent which is for the account of the Lenders.

            (d) Payments after Event of Default. (i) All payments received from the Borrower by the Administrative Agent which are not reasonably identifiable by the Administrative Agent shall be applied by the Administrative Agent against the Obligations, and (ii) upon the occurrence and during the continuation of an Event of Default, all payments received in respect of the Loan Documents shall be applied by the Administrative Agent against the Obligations, in each case in the following order of priority: (A) to the payment of all amounts for which the Administrative Agent is entitled to compensation, reimbursement and indemnification under any Loan Document and all advances made by the Administrative Agent thereunder for the account of the Borrower, and to the payment of all reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the Loan Documents, all in accordance with Sections 7.06 and 8.03 and the other terms of this Agreement and the Loan Documents; (B) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of Section 2.14(b) hereof); and

(C) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of the Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      SECTION 2.15. Computation of Interest and Fees.

      Interest on all amounts owed hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate (calculated at other than the Federal Funds Rate) shall be computed on the basis of a year of 365 days or, if appropriate, 366 days, and in each case all interest hereunder shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees due and payable hereunder shall, unless expressly otherwise provided for, be computed on the basis of a year of 360 days for the actual number of days elapsed.

      SECTION 2.16. Taxes; Net Payments.

            (a) Net Payments. Any and all payments by the Borrower under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding (i) income taxes imposed on the net income of any Lender; and (ii) franchise taxes imposed on the net income of any Lender, in each case by the jurisdiction under the laws of which such Lender is organized, domiciled, resident or doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to a Lender (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes pursuant to this paragraph (a), the Borrower shall furnish to the Administrative Agent a receipt issued by the relevant Governmental Authority or other evidence satisfactory to the Administrative Agent of payment thereof. The Borrower will indemnify each Lender (subject to such Lender having complied with paragraph (b) below) and hold each Lender harmless for the full amount of all Taxes paid or payable by such Lender with respect to this Agreement and any and all amounts received by such Lender hereunder, and any liability (including penalties, interest and expenses (including reasonable attorneys fees and expenses)) arising therefrom or with respect thereto whether or not such Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Lender, absent manifest error, shall be final, conclusive and binding for all purposes. The obligations of the Borrower under this Section 2.16 shall survive the termination of this Agreement and the Commitments and the payment of all amounts payable under the Loan Documents.

            (b) Evidence of Exemption from Withholding. Each Lender which is a foreign corporation within the meaning of Section 1442 of the Code, including the Administrative Agent acting as an intermediary or agent for such a Lender, shall deliver to the Borrower such certificates, documents or other evidence as the Borrower may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under Section 1441 or 1442 of the Code or as may be necessary to establish, under any law hereafter imposing upon the Borrower, an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Administrative Agent for the account of such Lender are not subject to withholding, in any event to include: (i) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, as appropriate (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower, to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN (to the extent such form would document a claim or exemption from withholding pursuant to an applicable income tax treaty) or W-8ECI or W-8IMY pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form) (to the extent such forms document the status of the Lender as other than a United States Person), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, interest withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.16(a).

      SECTION 2.17. Increased Costs.

            (a) Change in Law, Etc. In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any currently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Credit Party (or any Person directly or indirectly owning or controlling such Credit Party) with any request or directive, whether or not having the force of law, from any central bank or other Governmental Authority, agency or instrumentality:

            (i) does or shall subject any Credit Party to any Taxes of any kind whatsoever with respect to any Revolving Advances or its obligations under this Agreement to make, fund or maintain any Revolving Advances or any Letter of Credit or participation therein, or its obligations under this Agreement to issue a Letter of Credit or participate therein, or change the basis of taxation of payments to any Credit Party of principal, interest or any other amount payable hereunder in respect of any Letter of Credit or participations therein, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, tax on the overall net income of such Credit Party or its Lending Office by the jurisdiction in which such Credit Party is incorporated or has its principal office or such Lending Office, including, in the case of Credit Parties incorporated in any State of the United States such tax imposed by the United States); or

            (ii) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Credit Party in respect of any Eurodollar Rate Revolving Advance or any Letter of Credit or participations therein (except any such reserve requirement reflected in the definition of Eurodollar Rate);

and the result of any of the foregoing is to increase the cost to such Credit Party of agreeing to make or of making, funding or maintaining Revolving Advances or of making, issuing, renewing or maintaining any Letter of Credit or participation therein, or its commitment to lend or to issue any such Letter of Credit or participate therein, or to reduce any amount receivable hereunder in respect of any Revolving Advance or any Letter of Credit or participation therein, then, in any such case, the Borrower shall pay such Credit Party, upon its demand, any additional amounts necessary to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Credit Party deems to be material as determined by such Credit Party. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Credit Party to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this
Section 2.17 shall survive the termination of this Agreement and the Commitments and payment of the Obligations and all other amounts payable under the Loan Documents. Failure to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Credit Party's right to demand such compensation. To the extent that any increased costs of the type referred to in this Section 2.17 are being incurred by a Credit Party and such costs can be eliminated or reduced by the transfer of such Credit Party's participation or Commitment to another of its branches, and to the extent that such transfer is not inconsistent with such Credit Party's internal policies of general application and only if, as determined by such Credit Party in its sole discretion, the transfer of such participation or Commitment, as the case may be, would not otherwise materially adversely affect such participation or such Credit Party, the Borrower may request, and such Lender shall use reasonable efforts to effect, such transfer.

            (b) Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) Notification. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 2.17. A certificate of any

Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

      SECTION 2.18. Illegality.

      Notwithstanding anything herein to the contrary, no Issuing Lender shall at any time be obligated to issue a Letter of Credit or agree to any extension thereof if such issuance or extension would conflict with, or cause any Issuing Lender to exceed any limits imposed by, any law or requirements of any applicable Governmental Authority.

      SECTION 2.19. Fees.

            (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender commitment fees during the period from and including the Closing Date to but excluding the date on which such Lender's Commitments terminate, which shall accrue at a rate per annum equal to the product of the Applicable Commitment Fee Rate then in effect times the average daily amount by which (i) the aggregate Commitments of all Lenders in effect from time to time exceeds (ii) the Utilization from time to time. All accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the date on which all Commitments terminate. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, for purposes of calculating the LC Exposure in connection with determining the applicable commitment fee, the parties hereto acknowledge and agree that to the extent any Escalating LC is then issued and outstanding, the applicable commitment fee shall accrue at 150% of the commitment fee which would be applicable solely by reference to the Applicable Commitment Fee Rate multiplied by the difference between (x) the amount then available to be drawn under such Escalating LC and (y) the maximum amount (after giving effect to all possible increases) available to be drawn thereunder.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee, calculated daily with respect to such Lender's participations in Letters of Credit issued hereunder, equal to the product of (i) with respect to the Performance Letters of Credit, (A) the Applicable Performance LC Rate then in effect times (B) the actual daily maximum face or stated amount of each Performance Letter of Credit outstanding (in the case of any Escalating LC, such amount shall equal the amount then available to be drawn under such Escalating LC) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitments terminate and the date on which such Lender ceases to have any LC Exposure times (C) 1/360; and (ii) with respect to all other Letters of Credit,
(A) the Applicable Rate then in effect times (B) the actual daily maximum face or stated amount of each such other Letter of Credit outstanding (in the case of any Escalating LC, such amount shall equal the amount then available to be drawn under such Escalating LC) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Commitments terminate and the date on which such Lender ceases to have any LC Exposure times
(C) 1/360. Letter of credit fees payable pursuant to this paragraph (b) shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which all Commitments terminate and any such fees accruing after the date on which all Commitments terminate shall be payable on demand. The sum of each daily calculation, if in a currency other than Dollars, shall be converted to the Dollar Equivalent thereof on the date the applicable payment is due.

            (c) The Borrower agrees to pay directly to each Issuing Lender, for its own account, the following fees: (i) a fronting fee at the rate per annum specified in the Fee Letter (in the case of BNPP) or separately agreed upon between the Borrower and such Issuing Lender (in the case of any Issuing Lender other than BNPP) for the period in question times the maximum face or stated amount of each Letter of Credit (determined in accordance with Section 1.02(f)) outstanding during the period from and including the Closing Date to but excluding the later of the date on which all Commitments terminate and the date on which no Lender has any LC Exposure, and (ii) such Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder in the amounts and at the times separately agreed upon. Fees payable to any Issuing Lender pursuant to clause
(i) of the preceding sentence shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which all Commitments terminate and any such fees accruing after the date on which all Commitments terminate shall be payable on demand.

            (d) In addition to any of the foregoing fees, the Borrower agrees to pay to the Administrative Agent such other fees in the amounts and at the times separately agreed upon.

            (e) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees, and letter of credit fees, to the Lenders. Fees paid shall not be refundable under any circumstances. Any fee not due on a specific date shall be due on demand.

      SECTION 2.20. Evidence of Debt.

            (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Revolving Advance made hereunder, the Interest Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Advances in accordance with the terms of this Agreement.

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

            (d) Any Lender may request that Revolving Advances made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit F attached hereto. Thereafter, the Revolving Advances evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.06) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.21. Use of Proceeds.

      The proceeds of the Revolving Advances (other than any Revolving Advances made pursuant to Section 2.09(a)) shall be available (and the Borrower agrees that it shall use such proceeds) to provide working capital for the Borrower and its Subsidiaries and, subject to the provisions of this Agreement and the other Loan Documents, for other general corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

      SECTION 3.01. Closing Date.

      The Credit Parties shall have no obligations to make any Revolving Advance or to issue any Letter of Credit hereunder until each of the following conditions is satisfied:

            (a) Receipt of Documentation. The Administrative Agent shall have received:

            (i) counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof);

            (ii) a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Borrower, substantially in the form of Exhibit C: (A) attaching a true and complete copy of the resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the other Loan Documents by the Borrower and the performance of the Borrower's obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby,
(B) attaching a true and complete copy of its certificate of incorporation and bylaws, (C) certifying that said certificate of incorporation and bylaws are true and complete copies thereof, are in full force and effect and have not been amended or modified, and (D) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers;

            (iii) a certificate of good standing for the Borrower from the Secretary of State for the State of Delaware, dated a recent date prior to the Closing Date; and

            (iv) a certificate, dated the Closing Date, signed by a senior vice president, the chief financial officer or the treasurer of the Borrower to the effect set forth in paragraphs (c) and (d) of Section 3.02 and certifying that, as of the Closing Date, there exists no Material Adverse Change.

            (b) Opinions. The Administrative Agent shall have received an opinion of counsel for the Borrower, substantially in the form of Exhibit A, covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request, dated the Closing Date.

            (c) Fees and Expenses Due to the Credit Parties. The Administrative Agent shall have received all fees and expenses due and payable to the Administrative Agent, the Joint Lead Arrangers and any other Credit Party.

            (d) Fees and Expenses of Special Counsel. The fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent and the Joint Lead Arrangers, in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

            (e) Existing Credit Facilities. Each of the Existing Credit Facilities (including any commitments to lend or make any other extensions thereunder) has been, or concurrently with the Closing Date is being, terminated (other than the Existing Letters of Credit). All Debt of the Borrower and each of its Subsidiaries under the Existing Credit Facilities has been, or concurrently with the Closing Date is being, paid in full; provided that the Existing Letters of Credit and obligations in respect thereof shall be Letters of Credit and Obligations under this Agreement upon the effectiveness of this Agreement. All Liens securing obligations under any Existing Credit Facility have been, or concurrently with the Closing Date are being, released. The Administrative Agent shall have received (i) payoff agreements or other evidence to the effect set forth in this Section 3.01(e), in form and substance reasonably satisfactory to the Administrative Agent, with respect to Existing Credit Facilities, and (ii) to the extent applicable, such UCC amendments and other lien releases and termination agreements, all in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably request.

      SECTION 3.02. Conditions to All Revolving Advances and Letters of Credit.

      The following conditions must be satisfied prior to the making of each Revolving Advance and the issuance of each Letter of Credit:

            (a) Closing Date. The Closing Date shall have occurred and all of the conditions of Section 3.01 hereof shall remain satisfied.

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

            (b) Notice; Application. In the case of the making of a Revolving Advance, the Administrative Agent shall have received a Notice of Revolving Borrowing and such other approvals or documents as any Lender through the Administrative Agent may reasonably request. In the case of the issuance of a Letter of Credit, the Administrative Agent and the applicable Issuing Lender shall have received: (i) the notice required by Section 2.07(a) hereof; and (ii) an Application in the form required by the applicable Issuing Lender duly completed by the Borrower.

            (c) Absence of Litigation. There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith.

            (d) Representations and Warranties; No Default. After giving effect to the applicable Revolving Borrowing or the issuance of the applicable Letter of Credit (i) no Default shall have occurred and be continuing, (ii) all representations and warranties of the Borrower contained in Article IV of this Agreement (other than the representation and warranty of the Borrower contained in Section 4.04(b) hereof) shall be true (except that for purposes of this
Section 3.02, the representations and warranties contained in Section 4.04(a) shall be deemed to refer to the most recent statements furnished pursuant to
Section 5.01(a)), and (iii) no default or event of default under any engineering, procurement and construction contract of the Borrower or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents.

            (e) Commitments and LC Exposure. Both before and immediately after giving effect to the applicable Revolving Borrowing or the issuance of the applicable Letter of Credit, (i) the outstanding principal amount of all Tranche 1 Revolving Advances shall not exceed the Tranche 1 Maximum Amount, (ii) the Dollar Equivalent of the total LC Exposure plus the outstanding principal amount of all Tranche 2 Revolving Advances shall not exceed the Tranche 2 Maximum Amount, and (iii) the outstanding principal amount of all Revolving Advances plus the Dollar Equivalent of the total LC Exposure shall not exceed the Total Commitment Amount.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

      SECTION 4.01. Corporate Existence and Power.

      The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

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

      SECTION 4.02. Corporate and Governmental Authorization; Contravention.

      The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents (i) are within the Borrower's corporate power, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under any provision of applicable law or regulation, or of the certificate of incorporation or by-laws of the Borrower, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower and (v) do not and will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

      SECTION 4.03. Binding Effect.

      This Agreement has been duly executed and delivered by the Borrower and constitutes a valid and binding agreement of the Borrower, enforceable in accordance with its terms.

      SECTION 4.04. Financial Information.

            (a) Balance Sheet. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of earnings and of cash flow for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower's 2003 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

            (b) Material Adverse Change. There exists no Material Adverse
Change.

      SECTION 4.05. Litigation.

      There is no action, suit or proceeding pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, and the Borrower's ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date, or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

      SECTION 4.06. Compliance with ERISA.

      The Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA, noncompliance with which could reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, and the Borrower's ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

      SECTION 4.07. Taxes.

      The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary other than any such taxes or assessments being currently contested in good faith and other than where the failure to so file or pay would not have a material adverse effect on the business, financial position, results of operations or properties of the Borrower and its Consolidated Subsidiaries taken as a whole or, alternatively, on the ability of the Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are adequate.

      SECTION 4.08. Material Subsidiaries.

      Each of the Borrower's Material Subsidiaries is a corporation duly incorporated and validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      SECTION 4.09. Not an Investment Company.

      The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.10. Business of the Borrower; Use of Proceeds.

      The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no Revolving Advance or LC Disbursement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The purpose of each Letter of Credit shall be to support the Borrower's or its Subsidiaries' or Joint Ventures' performance of their obligations to each beneficiary under their engineering, procurement and construction contracts, and the purpose of each Backing Letter of Credit shall be, to the extent permitted under Section 2.07(b) hereof, to back bank guarantees issued by other banks supporting such performance. Neither the issuance of any Letter of Credit or the making of any Revolving Advance nor the payment of any Obligation will violate any applicable law or regulation.

      SECTION 4.11. No Misleading Statements.

      No written information, exhibit or report furnished by or at the direction of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

      SECTION 4.12.     Environmental Matters.

      In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties now or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial condition, results of operations or properties of the Borrower and its Consolidated Subsidiaries, considered as a whole, or, alternatively, on the Borrower's ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

      SECTION 4.13. No Default.

      No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

                                   ARTICLE V

                                   COVENANTS

      The Borrower agrees that, so long as any Lender has any Commitment, any LC Exposure or any other Obligation hereunder remains outstanding:

      SECTION 5.01. Information.

      The Borrower will deliver to each of the Lenders:

            (a) Annual Financial Statements. As soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing, which report and opinion shall be prepared in a manner acceptable to the Securities and Exchange Commission and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) Quarterly Financial Statements. As soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, as set forth in the Borrower's quarterly report for the fiscal quarter then ended as filed with the Securities and Exchange Commission on Form 10-Q, all certified by the chief financial officer or the chief accounting officer of the Borrower that they are (i) complete and fairly represent the financial condition of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and changes in their cash flow for the periods indicated; (ii) disclose all liabilities of the Borrower and its Consolidated Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and
(iii) have been prepared in accordance with GAAP (subject to normal year-end adjustments);

            (c) Certificate of Chief Financial Officer. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and
(b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07 on the date of such financial statements,
(ii) certifying that all representations and warranties of the Borrower contained in this Agreement are true and correct as of the date of such certificate as though made on such date, (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iv) describing the parties, subject matter, and nature and amount of relief granted to the prevailing party in any litigation or proceeding in which a final judgment or order which is either for the payment of money in an amount equal to or exceeding $20,000,000 (or the Exchange Equivalent thereof) or which grants any non-monetary relief to the prevailing party therein was rendered against the Borrower or any Subsidiary (whether or not satisfied or stayed) during the most recently ended fiscal quarter;

            (d) Notice of Default. Forthwith upon knowledge of the occurrence of any Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

            (e) Other Financial Statements. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) SEC Filings. Promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission, and (ii) all other reports which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission or any national securities exchange, unless the Borrower or such Subsidiary is not permitted to provide copies thereof to the Lenders pursuant to applicable laws or regulations;

            (g) ERISA Reportable Events. If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability in excess of $20,000,000 (or the Exchange Equivalent thereof) under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

            (h) Notice of Rating Change. Promptly upon the Borrower's obtaining knowledge thereof, notice of any withdrawal or change or proposed withdrawal or change in the Rating;

            (i) Notices from Beneficiaries. Immediately upon the Borrower's receipt thereof, a copy of any writing delivered by any beneficiary under any Letter of Credit to the Borrower or any of its Subsidiaries indicating such beneficiary's intention to draw under the applicable Letter of Credit;

            (j) Notice of Changes in Accounting Policies. Promptly following any such change, notice of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

            (k) Other Financial Information. From time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may request.

Documents required to be delivered pursuant to Section 5.01(a), (b), (f) or (k) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically (including, without limitation, via IntraLinks) and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on the Borrower's signature page hereto; provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by
Section 5.01(c) to the Lenders. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      SECTION 5.02. Payment of Obligations.

      The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings or where the failure to so pay and discharge would not have a material adverse effect on the consolidated financial position of the Borrower and its Consolidated Subsidiaries, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

      SECTION 5.03. Maintenance of Property; Insurance.

            (a) Maintenance of Property. The Borrower will keep, and will cause each Material Subsidiary to keep, all material items of property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage from casualty excepted.

            (b) Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks as are usually insured against by companies of established repute engaged in the same or similar business as the Borrower or such Subsidiary and owning similar assets ("Industry Standards"), except where such risks are covered by self insurance so long as the amount of such self insurance and the risks covered thereby are consistent with Industry Standards. The Borrower will promptly furnish to the Lenders such information as to insurance carried or self insurance maintained as may be reasonably requested in writing by the Administrative Agent on behalf of any Lender.

      SECTION 5.04. Conduct of Business and Maintenance of Existence.

      The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, its respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prevent the Borrower or any Subsidiary from (i) merging into, consolidating with, or selling, leasing or otherwise transferring all of its assets to the Borrower or a Subsidiary (so long as, in the case of the Borrower taking any such action, the applicable Subsidiary assumes all Obligations pursuant to a written agreement acceptable to the Administrative Agent), or (ii) abandoning or disposing of any of its property or abandoning or terminating any right or franchise if (A) disposition or termination does not violate any other provision of this Agreement and (B) all such abandonments, dispositions and terminations do not in the aggregate materially and adversely affect the business, assets, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or, alternatively, the ability of the Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

      SECTION 5.05. Compliance with Laws.

      The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, orders, and requirements of governmental authorities (including, without limitation, ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a material adverse effect on the business, financial position, results of operations or properties of the Borrower and its Consolidated Subsidiaries taken as a whole or, alternatively, on the ability of the Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

      SECTION 5.06. Keeping of Records; Inspection of Property, Books and
Records.

      The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP consistently applied; and will permit, and will cause each Subsidiary to permit, the Administrative Agent, any of the Lenders or any agents or representatives of the Administrative Agent or any Lender, at the Administrative Agent's or such Lender's expense, to visit and inspect any of its respective properties, to examine any of its respective books and records and (subject to Section 8.10) to discuss its respective affairs, finances and accounts with any of its respective officers, directors, employees and independent public accountants, all at such times and as often as may reasonably be desired, in each case upon reasonable notice and during normal business hours. Notwithstanding anything to the contrary in this Section 5.06, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or discussion of, any document, information or other matter in respect of which such disclosure is then prohibited by law or any agreement binding on the Borrower or any of its Subsidiaries.

      SECTION 5.07. Debt.

            (a) Debt to Tangible Net Worth Ratio. The ratio of Consolidated Debt to Consolidated Tangible Net Worth will at no time exceed 1.00 to 1.00.

            (b) Total Debt. The total Debt of all Consolidated Subsidiaries of the Borrower, excluding the Debt, if any, owed by such Consolidated Subsidiaries to the Borrower or another Consolidated Subsidiary of the Borrower, will at no time exceed an amount equal to $400,000,000 (or the Exchange Equivalent thereof).

      SECTION 5.08. Negative Pledge.

      Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, or assign any right to receive income, except:

            (i) Liens existing on the date of this Agreement and disclosed on
Schedule 6.08 attached hereto;

            (ii) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary or is merged into or consolidated with an Borrower or a Subsidiary; provided that (i) such Lien is not created in contemplation of such event, (ii) such Lien shall not apply to any other property or asset of the Borrower or any of its Subsidiaries, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

            (iii) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that (i) such Lien attaches to such asset concurrently with or within 180 days after the acquisition or construction thereof and (ii) such Lien shall not apply to any other property or asset of the Borrower or any of its Subsidiaries;

            (iv) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created primarily in contemplation of such acquisition;

            (v) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.08, provided that such Debt is not increased and is not secured by any additional assets;

            (vi) attachment or judgment liens not in excess of $5,000,000 (or the Exchange Equivalent thereof), unless the judgment it secures shall not, within 90 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 90 days after expiration of any such stay;

            (vii) any Lien on or with respect to the property or assets of any Subsidiary securing obligations owing to the Borrower or another Subsidiary;

            (viii) rights of offset and bankers' liens in connection with Debt permitted hereby; and

            (ix) Liens not otherwise permitted by the foregoing clauses of this
Section 5.08 securing Debt in an aggregate principal amount at any time outstanding not to exceed ten percent (10%) of Consolidated Tangible Net Worth.

      SECTION 5.09. Consolidations, Mergers and Sales of Assets.

      The Borrower will not (i) except to the extent expressly permitted in
Section 5.04 hereof, consolidate or merge with or into any other Person; provided that the Borrower may merge with a Person if (A) the Borrower is the surviving corporation to such merger and (B) after giving effect to any such merger no Default shall have occurred hereunder and all representations and warranties shall be true and correct or (ii) except as permitted pursuant to the foregoing clause (i), sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole.

      SECTION 5.10. Payment of Taxes, Etc.

      The Borrower will pay, and will cause each Subsidiary to pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its properties, except where the same may be contested in good faith by appropriate proceedings, or where any failure to so pay would not have a material adverse effect on the business, financial position, results of operations or properties of the Borrower and its Consolidated Subsidiaries taken as a whole or, alternatively, on the ability of the Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date, and the Borrower will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same.

      SECTION 5.11. Pari-passu Obligations.

      The obligations under this Agreement shall constitute direct, unconditional, senior, unsubordinated, general obligations of the Borrower and will rank at least pari-passu (in priority of payment) with all other existing and future senior, unsecured, unsubordinated obligations of the Borrower resulting from any indebtedness for borrowed money or Debt Guarantee.

      SECTION 5.12. Further Assurances.

      At any time or from time to time upon the request of the Administrative Agent, the Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents (including collateral agreements, UCC financing statements and the like pursuant to Section 2.12) and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.

                                   ARTICLE VI

                                    DEFAULTS

      SECTION 6.01. Events of Default.

      Each of the following events (each an "Event of Default") shall constitute an Event of Default hereunder:

            (a) the Borrower shall fail to pay (i) when due, any amount of principal of any Revolving Advance or any LC Disbursement, or (ii) within three days after the same becomes due, any interest on any Revolving Advance or any LC Disbursement, any fees or any other amount payable hereunder; or

            (b) the Borrower shall fail to observe or perform any covenant contained in Section 2.12 or Sections 5.07 to 5.11, inclusive; or

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by paragraph (a) or (b) above) for 30 days after the earlier to occur of (i) written notice thereof having been given to the Borrower by the Administrative Agent at the request of any Lender or (ii) actual knowledge thereof by the Borrower or any of its Subsidiaries of such failure; or

            (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

            (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Obligations) having an aggregate principal amount of at least $35,000,000 (or the Exchange Equivalent thereof) when due or within any applicable grace period; or

            (f) any event shall occur or condition shall exist which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary having an aggregate principal amount of at least $35,000,000 (or the Exchange Equivalent thereof); or such Debt shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, excluding, however, prepayments of Debt required upon disposition in the ordinary course of business of collateral securing such Debt so long as such Liens and dispositions are permitted hereby; or

            (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking to adjudicate the Borrower or any Subsidiary having total assets of $50,000,000 (or the Exchange Equivalent thereof) or more as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; or

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary having total assets of $50,000,000 (or the Exchange Equivalent thereof) or more seeking to adjudicate it as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Borrower or any Subsidiary having total assets of $50,000,000 (or the Exchange Equivalent thereof) or more under the federal bankruptcy laws as now or hereafter in effect; or

            (i) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $35,000,000 (or the Exchange Equivalent thereof) which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA except where the failure to so pay would not (in the opinion of the Required Lenders) have a material adverse effect on the business, financial position, results of operations or properties of the Borrower and its Consolidated Subsidiaries taken as a whole or alternatively, on the Borrower's ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in an amount that would have a material adverse effect on the Borrower and its Consolidated Subsidiaries taken as a whole and the Borrower's ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce
Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

            (j) to the extent not insured against, one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or the Exchange Equivalent thereof) shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (ii) any of such judgments or orders shall continue unsatisfied and unstayed by reason of a pending appeal or otherwise for a period of 30 days; or

            (k) (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or (ii) at any time during any period of twelve consecutive calendar months a majority of the Board of Directors of the Borrower shall not consist of individuals who were either directors of the Borrower on the first day of such period ("original directors") or appointed as or nominated to be directors either (A) by individuals including a majority of those of the original directors who have not, prior to such appointment or nomination, resigned or died, or (B) by a duly constituted committee of the Board of Directors of the Borrower, a majority of which consists of the original directors; or

            (l) all or any substantial part of the property of the Borrower and its Subsidiaries (taken as a whole) shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed, by any court or governmental agency of competent jurisdiction, and such property shall be retained for a period of thirty (30) days, which condemnation, seizure or other appropriation could reasonably be expected to have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, and the Borrower's ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date; or

            (m) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.

      SECTION 6.02. Remedies.

      Upon the occurrence and during the continuance of any Event of Default (other than any event specified in paragraph (g) or (h) of Section 6.01): (a) the Administrative Agent or the Required Lenders may require, without notice or demand, either or both of the following, at the same or different times: (i) that any or all of the LC Exposure, the Revolving Advances and all other Obligations, although not yet due, be immediately due and payable, and thereupon such LC Exposure, Revolving Advances and all other such Obligations shall be immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) that all Commitments be terminated, and thereupon all Commitments shall terminate immediately; and in any event, the Administrative Agent shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC; and (b) the Administrative Agent or the

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

Required Lenders may require the Borrower to deposit cash collateral in Dollars with the Administrative Agent and otherwise perform all of its obligations under
Section 2.12; provided that upon the occurrence of any event specified in paragraph (g) or (h) of Section 6.01, (x) such cash collateral referred to in clause (b) above shall be immediately deposited with the Administrative Agent in accordance with the provisions of Section 2.12 and (y) all Commitments shall automatically terminate and such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

      SECTION 7.01. Appointment and Authorization.

      Each Lender and each Issuing Lender hereby irrevocably appoints BNPP to act on its behalf as the Administrative Agent under this Agreement and the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

      SECTION 7.02. Administrative Agent and Affiliates.

      BNPP (or any successor Administrative Agent) shall have the same rights and powers in its capacity as a Lender under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and BNPP (or any successor Administrative Agent) and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      SECTION 7.03. Reliance by Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Revolving Advance or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be

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

liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      SECTION 7.04. Delegation of Duties.

      The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      SECTION 7.05. Liability of Administrative Agent.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.02 and 8.05) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other

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

document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in
Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      SECTION 7.06. Indemnification.

      To the extent that the Borrower for any reason fails to indefeasibly pay any amount required pursuant to Section 8.03(a) or Section 8.03(c) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity.

      SECTION 7.07. Credit Decision.

      Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      SECTION 7.08. Successor Administrative Agent.

      The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 60 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and shall turn over any cash collateral held by it

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

hereunder to such successor Administrative Agent. So long as no Default has occurred and is continuing, no appointment of a successor Administrative Agent hereunder shall become effective without the consent of the Borrower, which consent shall not be unreasonably withheld. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      SECTION 7.09. Agent With Respect to Cash Collateral Accounts.

      Each Lender hereby authorizes the Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to any cash collateral accounts. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any cash collateral accounts, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of Lenders, in accordance with the terms hereof. In furtherance, and not by limitation, of the foregoing, without written consent or authorization from the Lenders, the Administrative Agent may, in accordance with the terms of this Agreement, release any Lien encumbering any of the cash collateral and execute any documents or instruments necessary to accomplish any of the foregoing.

      SECTION 7.10. No Other Duties, etc.

      Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers or Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. Notices.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy and including electronic mail and Internet or intranet websites such as IntraLinks to the extent provided in Section 8.01(b)) and shall be given to such party at its address, telecopy number or electronic mail address set forth on the signature pages hereof or such other address, telecopy number or electronic mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Issuing Lenders and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy has been received by the addressee thereof, (ii) if delivered through electronic communications (including electronic mail and Internet or intranet websites such as IntraLinks) to the extent provided in Section 8.01(b) below, shall be effective as provided in such Section 8.01(b) or (iii) if given by any other means, when delivered at the address specified in this Section 8.01(a); provided that notices to the

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
Administrative Agent or any Issuing Lender under Article II shall not be effective until received. The Administrative Agent and the Issuing Lenders shall not be liable for any errors in transmission or the illegibility of any telecopied documents. In the event the Borrower sends the Administrative Agent or any Issuing Lender a manually signed confirmation of previously sent facsimile instructions, the Administrative Agent and the Issuing Lenders shall have no duty to compare it against the previous instructions received by the Administrative Agent or the Issuing Lenders nor shall the Administrative Agent or any Issuing Lender have any responsibility should the contents or the written confirmation differ from the facsimile instructions acted upon by the Administrative Agent or any Issuing Lender.

            (b) Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites such as IntraLinks) pursuant to procedures approved by the Administrative Agent; provided that (i) the foregoing shall not apply to notices to any Lender or the Issuing Lenders pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and (ii) in the case of notices and other communications posted to an Internet or intranet website (such as IntraLinks), notice thereof shall be sent to each intended recipient at its e-mail address that such notice or communication is available and identifying the website address therefor. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      SECTION 8.02. No Waivers.

      No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.03. Expenses; Taxes; Indemnification.

            (a) Expenses. The Borrower agrees to pay on demand:

            (i) all costs and expenses (including, without limitation, counsel fees and expenses) incurred by the Administrative Agent and each Issuing Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents; and

            (ii) all costs and expenses, if any (including, without limitation, counsel fees and expenses), (A) incurred by the Administrative Agent and any Issuing Lender in connection with any and all amendments to, replacements for or modifications of any of the Loan Documents, in each case either initiated by the Borrower or provided for in this Agreement, (B) incurred by the Administrative Agent or any Issuing Lender in connection with any and all waivers of rights or remedies, or granting of any consent, by the Administrative Agent or any

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

Issuing Lender under the Loan Documents, (C) incurred by the Administrative Agent, any Issuing Lender or any Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, or any of the rights or remedies of the Administrative Agent, any Issuing Lender or any Lender thereunder, including, without limitation, the fees and expenses of counsel and consultants incurred in any out-of-court workout or in any bankruptcy case, (D) incurred by the Administrative Agent in connection with the custody or preservation of any of the collateral or the value thereof,
(E) incurred by the Administrative Agent in creating and perfecting Liens in favor of the Administrative Agent on behalf of the Lenders pursuant to any Loan Document, and (F) incurred by the Administrative Agent, any Issuing Lender or any Lender in connection with investigation of any Default or alleged Default under any of the Loan Documents, together with any collection and other enforcement measures or proceedings resulting from any Event of Default.

            (b) Taxes. The Borrower shall pay any and all transfer taxes, documentary taxes, recording taxes, stamp taxes, excise taxes or similar taxes or assessments or other charges payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and any other documents to be delivered under the Loan Documents (but excluding taxes imposed on the net income of any Lender), and agrees to save the Administrative Agent, each Issuing Lender and each Lender harmless from and against any and all liabilities with respect to or resulting from the Borrower's delay in paying or omission to pay such taxes.

            (c) Indemnification. The Borrower agrees to defend, indemnify, pay and hold harmless the Administrative Agent (in its capacity as such), each Issuing Lender (in its capacity as such), each Lender, each Joint Lead Arranger and each Co-Syndication Agent and their Affiliates and their respective officers, directors, employees and agents (collectively, the "Agent-Related Parties") from and against any and all losses, obligations, penalties, actions, judgments, claims, damages, liabilities, disbursements and expenses (including reasonable attorneys fees and expenses, which may include the allocated cost of internal counsel, and settlement costs) of any kind or nature whatsoever, whether direct, indirect or consequential, and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, which may be imposed on, incurred by or asserted against the Agent-Related Parties in any way related to or arising out of this Agreement or the other Loan Documents, or the transactions contemplated hereby or thereby (collectively, "Losses"), except any such Losses resulting from the gross negligence or willful misconduct of the Agent-Related Parties, provided that nothing in this paragraph (c) shall obligate the Borrower to pay the normal expenses of the Administrative Agent in the administration of this Agreement in the absence of pending or threatened litigation or other proceedings or the claims or threatened claims of others and then only to the extent arising therefrom.

            (d) Breakage. If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Revolving Advance is made by the Borrower to or for the account of a Credit Party other than on the last day of the Interest Period for such Revolving Advance, as a result of a payment or conversion or continuation pursuant to Section 2.04, 2.05 or 2.06, acceleration of the maturity of the Obligations pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Credit Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Credit Party any amounts required to compensate such Credit Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or conversion or continuation or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Credit Party to fund or maintain such Revolving Advance.

            (e) Survival. The obligations of the Borrower under this Section
8.03 shall survive the termination of this Agreement, the termination of the Commitments hereunder and payment of the Obligations.

      SECTION 8.04. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Obligations owing to such Lender which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to Obligations owing to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the LC Exposure of the other Lenders or Revolving Advances of the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the LC Exposure of the Lenders or Revolving Advances of the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 8.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its LC Exposure or other Obligations owing to such Lender. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of any participation in any Revolving Advances or a participation in any LC Exposure, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 8.04 would apply, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 8.04 to share in the benefits of any recovery on such secured claim. The Borrower hereby authorizes BNPP and each other Lender, in accordance with the provisions of this
Section 8.04, to so set-off and apply any and all such deposits held and other indebtedness owing by BNPP or such other Lender to or for the credit or the account of the Borrower and hereby authorizes BNPP and each such other Lender to permit such set-off and application by BNPP or such other Lender; provided that any such set-off rights shall not apply to the accounts or deposits of any of Borrower's foreign Subsidiaries.

      SECTION 8.05. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent or any Issuing Lender are affected thereby, by the Administrative Agent or each affected Issuing Lender, as the case may be); provided that no such amendment, waiver or modification shall: (i) increase any Commitment of any Lender or subject any Lender to any additional obligation without the written consent of such Lender,
(ii) reduce the principal of or rate of interest on any Revolving Advance or any LC Disbursement or any fees without the written consent of each Lender directly affected thereby, (iii) postpone the date fixed for any payment in respect of any Revolving Advance or any LC Disbursement

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

(including, in each case, interest thereon) or any fees without the written consent of each Lender directly affected thereby, (iv) extend the scheduled final maturity date of any Revolving Advance or the expiry date of this Agreement, any Commitment or the terms of any Letter of Credit (other than as set forth below) without the written consent of each Lender directly affected thereby, (v) amend this Section 8.05 without the written consent of each Lender,
(vi) change Section 2.14(c), Section 2.14(d) or Section 8.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (vii) change the percentage of the Commitments or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section 8.05 or any other provision of this Agreement without the written consent of each Lender. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, (a) the Expiration Date of any Letter of Credit may be extended with the consent of the applicable Issuing Lender and the Borrower to a date not later than the seventh Business Day prior to the Commitment Termination Date, and (b) any Letter of Credit may be amended in any other manner with the consent of the applicable Issuing Lender and the Borrower so long as such Letter of Credit, as so amended, complies with Section 2.07 of this Agreement.

      SECTION 8.06. Successors and Assigns.

            (a) Binding Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the consent of each Lender.

            (b) Successors and Assigns. (i) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Revolving Advances and LC Exposure held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (B) the aggregate amount of the Commitments, Revolving Advances and LC Exposure of the assigning Lender being assigned pursuant to each such assignment shall (1) not be less than $5,000,000 and shall be an integral multiple of $1,000,000 or (2) be the remaining amount of such Lender's Commitments, Revolving Advances and LC Exposure, (C) each such assignment and proposed assignee is subject to the prior written consent of the Administrative Agent, the Issuing Lenders and, so long as no Default has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld); provided, however, that the consent of the Administrative Agent, the Issuing Lenders and the Borrower shall not be required with respect to any such assignment by any Lender to (x) an Affiliate of such Lender, (y) an Approved Fund or (z) another Lender, and (D) the assigning Lender shall pay or cause to be paid to the Administrative Agent a processing and recordation fee of $3,500. For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Assumption Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption Agreement may be required to deliver pursuant to Section 2.16. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan

Documents. From and after the effective date of any such assignment (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder, shall have Commitments equal to the Commitments assigned to it (in addition to any Commitments theretofore held by it), and shall have LC Exposure and Revolving Advances equal to the LC Exposure and Revolving Advances assigned to it (in addition to any LC Exposure and Revolving Advances theretofore held by it) and (2) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 8.03) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). From time to time, at the request of any Lender, the Administrative Agent shall notify the Lenders of the current Commitments of all Lenders.

            (c) Sub-Participations. Subject to Section 8.06(d), a Lender may at any time grant sub-participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement, and to the extent of any such sub-participation (unless otherwise stated therein and except as provided below) the purchaser of such sub-participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were such Lender hereunder; provided, however, that (i) the Borrower, the Issuing Lenders and the Administrative Agent shall be entitled to continue to deal solely with the granting Lender regarding notices, demands, payments, payment instructions and any other matters arising pursuant to this Agreement, and (ii) the Lender granting such sub-participation shall continue to be liable for all of its obligations under this Agreement, including, without limitation, the reimbursement obligations of such Lender under Section 2.09. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such sub-participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 8.05 without the consent of the participant. Each Lender agrees to notify the Borrower and the Administrative Agent of the amount of each such sub-participation and the identity of each such sub-participant.

            (d) Lender Treated as Owner. The Administrative Agent, the Issuing Lenders and the Borrower may, for all purposes of this Agreement, treat any Lender as the owner and holder of LC Exposure and Revolving Advances until written notice of assignment shall have been received by them.

            (e) No Right to Greater Payment. No assignee, participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.17 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower's prior written consent (which consent shall not be unreasonably withheld) or by reason of the provisions of this Agreement requiring such Lender to designate a different Lending Office under certain circumstances, or (ii) at a time when the circumstances giving rise to such greater payment did not exist.

            (f) Assignment to Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign or pledge all or any portion of its rights under this Agreement or any other Loan Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      SECTION 8.07. Collateral.

      Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 8.08. California Law.

      This Agreement shall be construed in accordance with and governed by the law of the State of California.

      SECTION 8.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 8.10. Confidentiality.

      In accordance with normal procedures regarding proprietary information supplied by customers, each of the Lenders agrees to keep confidential information relating to the Borrower or any Subsidiary received pursuant to or in connection with this Agreement and the transactions contemplated hereby, provided that nothing herein shall be construed to prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent, such Issuing Lender or such Lender, (iii) which has been publicly disclosed, (iv) which has been lawfully obtained by any of the Lenders from a Person other than the Borrower, any Subsidiary, the Administrative Agent, any Issuing Lender or any other Lender, (v) to any participant in or assignee of, or prospective participant in or assignee of, all or any part of the rights and obligations of the Administrative Agent, such Issuing Lender or such Lender under this Agreement (provided that such participant or assignee, or prospective participant or assignee, agrees to comply with the confidentiality requirements set forth in this Section 8.10), (vi) to the Administrative Agent's, such Issuing Lender's or such Lender's independent auditors or outside legal counsel,
(vii) to its Affiliates, (viii) to any other party to this Agreement or (ix) to the extent required in connection with any litigation relating to this Agreement to which the Administrative Agent, such Issuing Lender or such Lender is a party (and the Administrative Agent, such Issuing Lender or such Lender shall use its commercially reasonable efforts to give prior notice of any such disclosure under this clause (ix) to the extent permitted by applicable law).

      SECTION 8.11. Captions.

      All Section headings are inserted for convenience of reference only and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

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
      SECTION 8.12. Severability.

      Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      SECTION 8.13. Integration.

      All exhibits to a Loan Document shall be deemed to be a part thereof. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof.

      SECTION 8.14. Consent to Jurisdiction.

      The Borrower and each of the Credit Parties hereby irrevocably submit to the jurisdiction of any California State or Federal court sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower and each of the Credit Parties hereby irrevocably waive, to the fullest extent permitted or not prohibited by law, any objection which any of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 8.15. Service of Process.

      The Borrower hereby agrees that process may be served against it in any suit, action or proceeding referred to in Section 8.14 by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower described in Section 8.01(a) or in the applicable Loan Document executed by the Borrower. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

      SECTION 8.16. No Limitation on Service or Suit.

      Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent, any Issuing Lender, any Lender or another Credit Party to serve process in any manner permitted by law or limit the right of the Administrative Agent, any Issuing Lender, any Lender or another Credit Party to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

      SECTION 8.17. WAIVER OF TRIAL BY JURY.

      EACH CREDIT PARTY AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY CREDIT PARTY, OR COUNSEL TO THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 8.17.

      SECTION 8.18. Usury Savings Clause.

      Notwithstanding any other provision herein or in any other Loan Document, the total liability for payments in the nature of interest shall not exceed the applicable limits imposed by any applicable federal or state interest rate laws. If any payments in the nature of interest, additional interest and other charges made hereunder or under any of the other Loan Documents are held to be in excess of the applicable limits imposed by any applicable federal or state law, the amount held to be in excess shall be considered payment of principal on the Obligations and the indebtedness evidenced thereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed applicable limits imposed by any applicable federal or state interest rate laws.

      SECTION 8.19. Judgment Currency.

            (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency under this Agreement or any other Loan Document, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used will be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency in the City of San Francisco at 10:00 a.m. (San Francisco time) on the Business Day preceding that on which final judgment is given.

            (b) The Borrower's obligations hereunder shall be required to be satisfied in Dollars. The obligation of the Borrower in respect of any sum due from it to any Credit Party hereunder will, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent the recipient thereof may in accordance with normal banking procedures purchase Dollars (after subtracting all expenses incurred in converting such currency to Dollars) with such other currency on the Business Day immediately following such receipt; if the Dollars so purchased are less than the sum originally due to the recipient in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any judgment, to indemnify the recipient against such loss, and, if the Dollars so purchased exceed the sum originally due to the recipient in

Dollars, the recipient agrees to remit to the Borrower such excess (after subtracting all expenses incurred in converting such currency to Dollars).

            (c) The agreements in this Section 8.19 shall survive payment of any such judgment.

      SECTION 8.20. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by requirements of law, such information and take such actions as are reasonably requested by Administrative Agent, any Joint Lead Arranger, any Issuing Lender or any Lender to assist the Administrative Agent, the Joint Lead Arrangers, the Issuing Lenders and the Lenders in maintaining compliance with the Patriot Act.

                            [signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      FLUOR CORPORATION,
                                      as the Borrower

                                      By: ___________________________________
                                             J.M. Oliva
                                             Vice President and Treasurer

                                      Address:

                                      One Enterprise Drive
                                      Aliso Viejo, California 92656-2606
                                      Attention: Vice President and Treasurer
                                      Telecopier: (949) 349-3880
                                      Electronic Mail:  Joanna.Oliva@fluor.com
                                      Website Address:  www.fluor.com

                                      BNP PARIBAS, as Administrative Agent, an
                                      Issuing Lender, and as a Lender

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      By: ___________________________________
                                          Name:
                                          Title:

                                      Lending Office:

                                      BNP Paribas
                                      919 Third Avenue
                                      3rd Floor
                                      New York, New York 10022

                                      Addresses for Notices to BNPP as
                                      Administrative Agent:

                                      BNP Paribas
                                      One Front Street, 23rd Floor
                                      San Francisco, California 94111
                                      Attention: Nicholas Rogers
                                      Telecopier: (415) 291-0563
                                      Electronic Mail:
                                      nicholas.rogers@americas.bnpparibas.com

                                      With copies to:

                                      BNP Paribas
                                      787 Seventh Avenue
                                      New York, New York 10019
                                      Attention: Roxan Philips
                                      Telecopier: 212 841 2682
                                      Electronic Mail:
                                      roxan.philips@americas.bnpparibas.com

                                      BNP Paribas
                                      919 Third Avenue
                                      3rd Floor
                                      New York, New York 10022
                                      Attention: Gabriel Candamo
                                      Telecopier: 212 841 2682
                                      Electronic Mail:
                                      gabriel.candamo@americas.bnpparibas.com

                                      Attention: Thomas Kunz
                                      Telecopier: 212 471 6695
                                      Electronic Mail:
                                      thomas.kunz@americas.bnpparibas.com

                                      Addresses for Notices to BNPP as an
                                      Issuing Lender and for Other Notices
                                      relating to Letters of Credit:

                                      BNP Paribas
                                      One Front Street, 23rd Floor
                                      San Francisco, California 94111
                                      Attention: Nicholas Rogers
                                      Telecopier: (415) 291-0563
                                      Electronic Mail:
                                      nicholas.rogers@americas.bnpparibas.com

                                      With copies to:

                                      BNP Paribas
                                      919 Third Avenue
                                      3rd Floor
                                      New York, New York 10022
                                      Attention: Phil Desimone
                                      Telecopier: 212 471 6996
                                      Electronic Mail:
                                      phil.desimone@americas.bnpparibas.com

                                      Attention: Michael Houston
                                      Telecopier: 212 471 6996
                                      Electronic Mail:
                                      michael.houston@americas.bnpparibas.com

                                      Attention: Lucrece Francois
                                      Telecopier: 212 471 6996
                                      Electronic Mail:
                                      lucrece.francois@americas.bnpparibas.com

                                      BANK OF AMERICA, N.A.,
                                      as a Co-Syndication Agent and as a Lender

                                      By: ___________________________________
                                      Name:
                                      Title:

                                      Lending Office:

                                      Address for Notices:

                                      CITICORP USA, INC.,
                                      as a Co-Syndication Agent

                                      By: ___________________________________
                                      Name:
                                      Title:

                                      Address for Notices:
                                      _______________________________________
                                      _______________________________________
                                      Attention: ____________________________
                                      Telecopier: (___) _____________________
                                      Electronic Mail: